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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.      )

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Pacific Sunwear of California, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 E. Miraloma Avenue
Anaheim, California 92806

April 13, 2007

Dear Shareholders:

You are cordially invited to attend the 2007 annual meeting of shareholders of the Company to be held on Wednesday, May 23, 2007, at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California, 92806, beginning at 9:00 a.m. local time.

At this meeting, you are being asked to elect four directors for a two-year term, approve an amended and restated version of the Pacific Sunwear of California, Inc. Employee Stock Purchase Plan, and ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008. Pearson C. Cummin III, Michael Goldstein, Julius Jensen III, and Michael Weiss are the nominees for election to the Board of Directors for a two-year term. Each of the nominees is currently serving as a director of the Company.

The members of the Board and management look forward to personally greeting as many shareholders as possible at the meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

Although you presently may plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and do so at that time.

Sincerely,

Sally Frame Kasaks
Interim Chief Executive Officer
Member of the Board of Directors

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 E. Miraloma Avenue
Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 23, 2007

The 2007 annual meeting of shareholders of Pacific Sunwear of California, Inc., a California corporation (the “Company”), will be held at the Company’s executive offices located at 3450 E. Miraloma Avenue, Anaheim, California, 92806, on Wednesday, May 23, 2007, at 9:00 a.m. local time, for the following purposes:

(1) To elect four members of the Board of Directors to serve for a two-year term. The nominees for election as directors are: Pearson C. Cummin III, Michael Goldstein, Julius Jensen III and Michael Weiss.

(2) To approve an amended and restated version of the Pacific Sunwear of California, Inc. Employee Stock Purchase Plan.

(3) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008.

(4) To transact such other business as may properly come before the annual meeting and at any adjournment thereof.

Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies that are not limited to the contrary will be voted for the election of those directors named and for each of the proposals described in the attached proxy statement.

The Board of Directors has fixed the close of business on April 2, 2007 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof.

By Order of the Board of Directors

Gerald M. Chaney
Senior Vice President, Chief Financial Officer
and Secretary

Anaheim, California
April 13, 2007

YOUR VOTE IS IMPORTANT

No matter how many shares you owned on the record date, please indicate your voting instructions on the enclosed proxy card. Date, sign and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the company of further solicitation, we ask your cooperation in promptly mailing in your proxy card.

QUESTIONS AND ANSWERS ABOUT THE MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
PROPOSAL 2 APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY COMPENSATION TABLE — FISCAL 2006
Compensation of Named Officers
Description of Employment Agreements, Salary and Bonus Amounts
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2006
Description of Plan-Based Awards
OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006
NONQUALIFIED DEFERRED COMPENSATION — FISCAL 2006
Non-Qualified Deferred Compensation Plans
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CORPORATE GOVERNANCE
RELATED PARTY TRANSACTIONS POLICY
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
OTHER MATTERS

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 E. Miraloma Avenue
Anaheim, California 92806

ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2007

PROXY STATEMENT

The accompanying proxy is being solicited by the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) for use at the Company’s 2007 annual meeting of shareholders to be held on Wednesday, May 23, 2007, at 9:00 a.m. local time, at the Company’s executive offices located at 3450 E. Miraloma Avenue, Anaheim, California 92806, and at any and all adjournments thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about April 13, 2007.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What is being voted on?

A:	(1) The election of four directors to serve on the Company’s Board of Directors for a two-year term; and

(2) The approval of an amended and restated Pacific Sunwear of California, Inc. Employee Stock Purchase Plan (the “ESPP”); and

(3) The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008 (“fiscal 2007”).

Q:	How does the Board recommend I vote on these proposals?

A:	The Board of Directors recommends a vote FOR each of the nominees for director listed in this proxy statement, FOR the approval of the amended and restated ESPP, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Q:	Who is entitled to vote?

A:	The record date for the annual meeting is April 2, 2007. Holders of record of the Company’s common stock as of the close of business on that date are entitled to vote at the annual meeting.

Q:	How can I vote my shares?

A:	If your shares are registered directly in your name, you are considered the “stockholder of record” with respect to those shares and the proxy materials and proxy card are being sent directly to you by the Company. As the stockholder of record, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, or attend and vote at the annual meeting in person. If, like most shareholders, your shares are held by a broker as nominee (that is, in “street name”), the proxy materials are being forwarded to you by your broker together with a voting instruction card. You should follow the instructions included on that card in order to instruct the broker how to vote the shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

Q:	Can I revoke my proxy?

A:	Yes. Any shareholder of record has the power to revoke his or her proxy at any time before it is voted by delivering a written notice of revocation to the Secretary of the Company at the Company’s principal executive offices, by delivering a proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person. However, your mere presence at the annual meeting, without voting in person, will not, by itself, revoke your proxy. For shares held in street name, you may revoke a proxy by submitting new voting instructions to the broker or, if you have obtained a legal proxy from the broker giving you the right to vote the shares at the annual meeting, by attending the meeting and voting in person.

Q:	How many shares can vote?

A:	As of the close of business on the record date of April 2, 2007, 70,216,595 shares of common stock of the Company were issued and outstanding. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.

Q:	How is a quorum determined?

A:	A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. A majority of the shares of the Company’s common stock entitled to be voted will constitute a quorum. The election inspector will treat shares referred to as “broker non-votes” (that is, shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted as present for quorum purposes.

Q:	What vote is required to approve each proposal?

A:	Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote on this matter at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

To approve the amended and restated ESPP, holders of a majority of the shares represented at the annual meeting, either in person or by proxy, and voting on the matter must vote in favor of the proposal.

To ratify the appointment of the Company’s independent registered public accounting firm, holders of a majority of the shares represented at the annual meeting, either in person or by proxy, and voting on the matter must vote in favor of the proposal.

If a broker has physically indicated on the proxy that it does not have discretionary authority to vote on any matter, those shares will be treated as not present and not voting on or entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Q:	What happens if a shareholder abstains?

A:	The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” any matter and will be disregarded in the calculation of a plurality of votes cast.

Q:	How will shares be voted if a shareholder returns a blank proxy card?

A:	If a shareholder signs and sends in a proxy card and does not indicate how the shareholder wants to vote, the election inspector will count that proxy as a vote FOR each of the director nominees named in this proxy statement, FOR the approval of the amended and restated ESPP, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Q:	How will voting on any other business be conducted?

A:	Although the Board of Directors does not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business comes before the annual meeting, a shareholder’s signed proxy card gives authority to the proxy holders to vote on those matters at their discretion.

Q:	How will the votes be counted?

A:	Votes cast by proxy or in person at the annual meeting will be counted by U.S. Stock Transfer Corporation, the Company’s appointed inspector of election for the meeting.

Q:	Who will bear the costs of this solicitation?

A:	The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may also engage a proxy solicitation company in connection with the annual meeting for a fee that is not expected to exceed $50,000 plus out-of-pocket expenses.

Q:	May I propose actions for consideration at next year’s annual meeting?

A:	Yes. Shareholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2008 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Commission (“SEC”). To be eligible for inclusion, shareholder proposals must be received no later than December 15, 2007 and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be sent to the Company’s Corporate Secretary at 3450 E. Miraloma Avenue, Anaheim, California 92806. If you intend to present a proposal at our 2008 annual meeting, but you do not intend to have it included in our 2008 proxy statement, your proposal must be delivered to the Company’s Corporate Secretary no later than February 28, 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than five or more than nine until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed by amendment of the Bylaws duly adopted either by the Board of Directors or the shareholders. The exact number of authorized directors as of the date of this Proxy Statement is seven.

The Company’s Bylaws provide that, in the event the number of directors is fixed with at least six but less than nine, the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist, as nearly as possible, of one-half of the total number of directors constituting the entire Board of Directors. At this year’s annual meeting, four Class I directors will be elected to serve for a two-year term and until his successor shall have been duly elected and qualified.

The accompanying proxies solicited by the Board of Directors will be voted for the election of the four nominees named below, unless the proxy card is marked to withhold authority to vote. Each of the nominees is currently serving as a director of the Company and was previously elected to the present term of office by the shareholders of the Company.

The nominees for election as directors are:

Class	Nominee	Term

I	Pearson C. Cummin III	Two-year term expiring at the 2009 annual meeting
I	Michael Goldstein	Two-year term expiring at the 2009 annual meeting
I	Julius Jensen III	Two-year term expiring at the 2009 annual meeting
I	Michael Weiss	Two-year term expiring at the 2009 annual meeting

If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes may vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

For the purpose of electing directors, each shareholder is entitled to one vote per share for each of the four directors to be elected. The four candidates receiving the highest number of votes will be elected. Shares present but not voting will be disregarded (except for quorum purposes) and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card. Cumulative voting will not apply.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Nominees

The following table provides information regarding each nominee for election to the Board of Directors as well as all other members of the Board of Directors. The ages shown are as of April 2, 2007. The Board of Directors has affirmatively determined that each of Messrs. Cummin, Goldstein, Jensen, Murnane, Starrett and Weiss is an independent director as defined in the rules of The Nasdaq Stock Market (“NASDAQ”). Ms. Kasaks does not qualify as an independent director due to currently holding the role of Interim Chief Executive Officer of the Company.

		Director
Name (Age)	Business Experience and Directorships	Since

Pearson C. Cummin III (64)*	Managing Member, Grey Fox Associates, LLC, since December 2002. Previously, General Partner of Consumer Venture Partners, a venture capital investment firm, from January 1986 to December 2002. Director, chairman of the audit committee, and member of the compensation committee of The Boston Beer Company.	1988

Michael Goldstein (65)*	Director of The Bear Stearns Companies, Inc., 4 Kids Entertainment, Martha Stewart Omnimedia, Medco Health Solutions, and United Retail Group. Previously, Chairman of the Board of Toys R Us, Inc. from February 1998 to June 2001, including acting Chief Executive Officer from August 1999 to January 2000. Prior to that, Vice Chairman of the Board and Chief Executive Officer from February 1994 to February 1998.	2004

Julius Jensen III (73)*	Managing General Partner of Copley Venture Partners, a venture capital investment firm, since 1985.	1988

Sally Frame Kasaks (62)**	Appointed Interim Chief Executive Officer effective October 1, 2006. Lead Director from March 2006 through September 2006. Retail business consultant since January 1997. Previously, Chairman and Chief Executive Officer of Ann Taylor Stores, Inc., a specialty apparel retailer, where she was employed from February 1992 to August 1996. President and Chief Executive Officer of Abercrombie and Fitch, which was a specialty apparel retailing division of The Limited, Inc., from February 1989 to February 1992. Chairman and Chief Executive Officer of The Talbots, Inc., which was a specialty apparel retailing division of General Mills Co., from November 1985 to September 1988. Director of The Children’s Place, Inc. as well as Crane and Company (privately-held).	1997

Thomas M. Murnane (60)**	Retired as Partner from PricewaterhouseCoopers, where he held various retail and strategic consulting positions, including service in the Management Horizons Division and PwC Consulting, from 1980 to 2002. Co-founder of ARC Business Advisors, a New York LLC involved in strategic consulting and business advisory services for private equity, merger and acquisition, and other deal-oriented firms. Director, chairman of the governance committee, and member of one or more additional board committees of each of The Pantry, Inc. (lead director), Finlay Enterprises, Inc., and Captaris, Inc.	2003

Peter Starrett (59)**	Lead Director since October 1, 2006. Founder and President, Peter Starrett Associates, a retail consulting firm. Previously, President of Warner Bros. Studio Stores, a division of Time Warner. Prior to that, Mr. Starrett served in various senior management positions at Federated and May Department Stores. Director of Petco, Inc., Guitar Center, Inc., and H. H. Gregg, Inc.	2003

Michael Weiss (65)*	Mr. Weiss spent 23 years at Limited Brands where he was most recently Chief Executive Officer of Express, a 1,000 store division of Limited Brands, until March 2004. Prior to Limited Brands, Mr. Weiss held both manufacturing and retailing positions at Apparel Industries, Casual Corner and Abraham and Straus. Director and member of several board committees of each of Chico’s FAS, Inc., Borders Group, and Payless Shoe Source.	2005

*	Nominee for election as Class I director at the 2007 annual meeting of shareholders to serve until the 2009 annual meeting of shareholders and until his successor shall have been duly elected and qualified.

**	Current Class II director serving until the 2008 annual meeting of shareholders and until his or her successor shall have been duly elected and qualified.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Compensation

The following table presents information regarding all compensation paid to the Company’s non-employee directors for their services as a director during the Company’s fiscal year ended February 3, 2007 (“fiscal 2006”). Employee members of the Board of Directors are not paid any compensation or additional remuneration for their services to the Board.

	Fees
	Earned
	or Paid	Option
	in Cash	Awards	Total
Director Name	($)	($)(1)	($)

Pearson C. Cummin III	95,250	107,232	202,482
Michael Goldstein	88,750	81,831	170,581
Julius Jensen III	73,750	107,232	180,982
Sally Frame Kasaks(2)	57,750	107,232	164,982
Thomas M. Murnane	78,750	117,195	195,945
Peter Starrett(2)	105,500	117,195	222,695
Michael Weiss	91,250	58,306	149,556

(1)	We granted each of our non-employee directors, including Ms. Kasaks, an award of 9,000 stock appreciation rights (“SARs”) during fiscal 2006. Each of these SAR awards had a grant-date fair value of $93,743 and vests over a three-year period. The amounts reported under “Option Awards” reflect the amounts recognized for financial statement reporting purposes during fiscal 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions) related to all outstanding option awards (which term includes stock options and stock appreciation rights for purposes of this proxy statement), including those granted in prior years. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see Note 10 to the Consolidated Financial Statements on Form 10-K for the fiscal year ended February 3, 2007, which note is incorporated herein by reference. No stock awards (which term includes non-vested stock and non-vested stock units, but does not include stock options or stock appreciation rights, for purposes of this proxy statement) were granted to our non-employee directors during fiscal 2006.

(2)	Amounts included in the “Fees Earned” column above for Ms. Kasaks represent compensation paid to her for her services as an independent director (and Lead Director) during fiscal 2006. Upon the resignation of the Company’s former Chief Executive Officer on October 1, 2006, Ms. Kasaks was appointed Interim Chief Executive Officer of the Company and no longer received compensation for her services as a Board member from that date forward. Compensation paid to Ms. Kasaks for her service as Interim Chief Executive Officer during fiscal 2006 is reported in the “Summary Compensation Table — Fiscal 2006” below. Mr. Starrett assumed the role of Lead Director effective October 1, 2006.

The following table presents the number of outstanding and unexercised option awards (including SARs) held by each of our non-employee directors as of February 3, 2007. Although Ms. Kasaks is currently serving the Company as Interim Chief Executive Officer, she is included in the table below as all of her outstanding option awards were granted to her while she was an independent, non-employee director. No non-employee director held any outstanding stock awards as of February 3, 2007.

Number of Shares
Subject to
Outstanding
Option Awards at
Non-Employee Director	February 3, 2007

Pearson C. Cummin III	136,688
Michael Goldstein	27,000
Julius Jensen III	42,328
Thomas M. Murnane	54,000
Sally Frame Kasaks	136,688
Peter Starrett	54,000
Michael Weiss	18,000

Compensation paid to our non-employee directors for their service on our Board during fiscal 2006 generally consisted of an annual retainer, fees for attending meetings, and an annual equity award.

Annual Retainer and Meeting Fees.  The following table sets forth the schedule of meeting fees and annual retainers for non-employee directors currently in effect:

Dollar
Type of Fee	Amount

Annual retainer to lead director, disbursed in five equal payments for each regularly scheduled Board meeting(1)	$50,000
Annual board retainer other than to lead director, disbursed in five equal payments for each regularly scheduled Board meeting	$30,000
Additional annual retainer to audit committee chairman (excludes lead director), disbursed in same manner as Board member annual retainer	$10,000
Additional annual retainer to committee chairman other than audit committee chairman (excludes lead director), disbursed in same manner as Board member annual retainer	$5,000
Fee for each Board meeting attended in person	$3,000
Fee for each Board meeting attended telephonically and for each committee meeting attended in person or telephonically	$1,250

(1)	The annual lead director retainer was added to the Company’s non-employee director compensation program effective August 16, 2006.

In addition, in January 2007 our Board approved a supplemental cash payment of $5,000 to be made to each of Messrs. Goldstein, Murnane, Starrett and Weiss in recognition of additional time and effort provided by those persons as directors with respect to transition matters in connection with Seth Johnson’s resignation as Chief Executive Officer on September 29, 2006.

All non-employee directors are also reimbursed for out-of-pocket expenses they incur in attending meetings of the Board.

Annual Equity Awards.  Under our non-employee director compensation policy, annual equity awards to our non-employee directors were historically granted in the form of stock options. Commencing in fiscal 2006, our non-employee directors are granted an annual award in the form of 9,000 stock-settled SARs (as opposed to stock options) under the Company’s 2005 Performance Incentive Plan on or about the date of our annual shareholder meeting.

Upon exercise of a SAR, the holder of the award will be entitled to a number of shares of the Company’s common stock equal to (i) the number of SARs exercised, multiplied by (ii) the positive difference (if any) between the fair market value of a share of our common stock at the time of exercise less the base price of the SAR, divided by (iii) the fair market value of a share of our common stock at the time of exercise. Stock options and SARs are similar in that the value realized upon exercise of the award is based on the appreciation in the value of a share of our common stock above the base price of the SAR or the exercise price of the option. However, unlike a stock option where the holder must pay the exercise price of the option in order to acquire the stated number of shares, the holder of a SAR does not have to pay anything to exercise the SAR — the holder simply receives the benefit equal to the amount by which the fair market value of our common stock on the exercise date exceeds the base price of the SAR.

Each SAR award to our non-employee directors was granted with a per-share base price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Performance Incentive Plan and the Company’s equity award grant practices, the fair market value is equal to the closing price of a share of our common stock on the grant date.

Subject to each non-employee director’s continued service as a director, each SAR award vests as to one-third of the total number of SARs subject to the award on each of the first, second and third anniversaries of the grant date (or, in each case if earlier, the date of the regularly scheduled meeting of shareholders that occurs in the year in which such vesting date would otherwise fall). Pursuant to the terms of the 2005 Performance Incentive Plan, SARs granted to our non-employee directors may vest on an accelerated basis in connection with a change in control of the Company. Once vested, SARs will generally remain exercisable until their normal expiration date. However, vested SARs may terminate earlier in connection with a change in control transaction. In addition, unvested SARs will immediately terminate upon a termination of a non-employee director’s services as a director. The non-employee director will generally have three months to exercise vested SARs following a termination of his or her services as a director. This period is extended to twelve months if the termination is on account of the non-employee director’s death or total disability. SARs granted to non-employee directors do not include any dividend rights.

Each non-employee director’s SARs were granted under, and are subject to the terms of, the 2005 Performance Incentive Plan. The Board of Directors administers the plan as to non-employee director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits.

Director Stock Ownership Guidelines

The Board of Directors of the Company has concluded that it is in the best interests of the Company for each non-employee director to directly own shares of common stock in the Company. The Board has established an ownership goal in the Company’s common stock for each non-employee director of a total market value equal to five times the annual cash retainer paid to the director for his or her services on the Board (that is, the ownership goal currently equals $250,000 for the lead director and $150,000 for all other directors). This ownership goal must be attained by November 2010 for all current directors, and within five years of appointment or election to the Board for any future new directors. The Board of Directors may modify these guidelines at any time.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees. All members of each of the Board committees satisfy the independence requirements of the NASDAQ and applicable law (including, in the case of members of the Audit Committee, Rule 10A-3 promulgated under the Securities

Exchange Act of 1934). The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are as follows:

Nominating and
		Compensation	Governance
Director	Audit Committee	Committee	Committee

Sally Frame Kasaks, Interim Chief Executive Officer
Michael Goldstein	XX
Julius (Reb) Jensen III	X
Pete Cummin III		XX	X
Thomas Murnane	X
Peter Starrett		X	XX
Michael Weiss		X	X

X = Member

XX = Chair

Audit Committee.  The primary responsibility of the Audit Committee is to confirm the independence of the Company’s independent registered public accounting firm, review the scope of audit and non-audit assignments, and assess the adequacy of internal controls. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee Charter, which was most recently reviewed by the Audit Committee in January 2007, sets forth the authority and responsibilities of the Audit Committee and is available on the Company’s website at www.pacsun.com. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the independence requirements of the NASDAQ and applicable law. The Board of Directors has affirmatively determined that each of the members of the Audit Committee meets these independence requirements. The Board of Directors has also determined that Mr. Goldstein, the chairperson of the Audit Committee, and Mr. Jensen have accounting and related financial management expertise within the meaning of the listing standards of the NASDAQ and that each of them qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The Audit Committee met eleven times during fiscal 2006.

Compensation Committee.  The primary responsibility of the Compensation Committee is to establish and govern the compensation and benefit practices of the Company, which includes developing general compensation policies, reviewing and approving compensation of the executive officers of the Company, and overseeing all of the Company’s employee benefit plans, including the Company’s 1992 Stock Award Plan, the Company’s 1999 Stock Award Plan and the 2005 Performance Incentive Plan (together, the “Stock Award Plans”), and the Pacific Sunwear of California, Inc. Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”). The Compensation Committee Charter, which was most recently reviewed by the Compensation Committee in January 2007, is available on the Company’s website at www.pacsun.com. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than three board members who satisfy the independence requirements of the NASDAQ and applicable law. At all times during fiscal 2006, the Compensation Committee consisted of at least three board members, each of whom the Board of Directors has affirmatively determined meets these independence requirements. The Compensation Committee met 14 times and took action by written consent 13 times during fiscal 2006.

Pursuant to its Charter, the Compensation Committee’s responsibilities include the following:

•	review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies;

•	review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation;

•	consider and approve the selection, retention and remuneration arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate;

•	make recommendations to the Board with respect to the Company’s incentive and equity-based compensation plans;

•	review the Company’s health and welfare and other benefit plans and the level of benefits offered to the Company’s employees in light of the Company’s plans, objectives, needs and competitive position;

•	set the compensation for the Board and committee members;

•	monitor and make recommendations with respect to succession planning for the Chief Executive Officer and other officers;

•	produce an annual report on executive compensation for inclusion in the Company’s proxy statement;

•	review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval;

•	annually review the Committee’s own performance; and

•	make recommendations and report to the Board and other Board committees with respect to compensation policy of the Company or any of the foregoing matters.

The Compensation Committee retains the power to appoint subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Compensation Committee or the Board. Except as described below, our executive officers, including the Named Officers (as defined under the heading “Compensation Discussion and Analysis” below), do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers. However, our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Officers, in accordance with the Compensation Committee Charter.

Pursuant to its Charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including the Named Officers). The Compensation Committee retained Hewitt Associates (“Hewitt”) as an independent compensation consultant to assist it in determining the compensation levels for our senior executive officers for fiscal 2006. The mandate of the consultant is to work for the Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The Committee retains the sole authority to hire and terminate its consultant.

Nominating and Governance Committee.  The Nominating and Governance Committee reviews the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ. The Committee also recommends qualified candidates as directors of the Company, including the slate of directors, which the Board proposes for election by shareholders at the Company’s annual meetings of shareholders. The Nominating and Governance Committee Charter, which was most recently reviewed by the Nominating and Governance Committee in January 2007, is available on the Company’s website at www.pacsun.com. The Nominating and Governance Committee Charter requires that the Nominating and Governance Committee consist of no fewer than three board members who satisfy the independence requirements of the NASDAQ and applicable law. The Board of Directors has affirmatively determined that each of the members of the Nominating and Governance Committee meets these independence requirements. The Nominating and Governance Committee considered and recommended the four nominees presented for election as directors at the annual meeting. The Nominating and Governance Committee met eleven times during fiscal 2006.

Criteria the Nominating and Governance Committee uses in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of independence required by the NASDAQ. While the Nominating and Governance Committee does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the Committee is guided by the following principles: (a) each director should be an individual of high character and integrity; (b) each director should be accomplished in his or her respective field, with superior credentials and recognition; (c) each director should have relevant expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience; (d) each director should have sufficient time available to devote to the Company’s affairs; (e) each director should represent the long-term interests of the Company’s shareholders as a whole; and (f) directors should be selected such that the Board represents a diversity of background and experience. Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by a shareholder), as well as the overall composition of the Board, and recommend the slate of directors to be nominated for election at the next annual meeting of shareholders. The Nominating and Governance Committee does not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

The Nominating and Governance Committee will consider written proposals from shareholders for nominees to the Board of Directors. Nominations should be submitted to the Nominating and Governance Committee, c/o the Corporate Secretary, and should include the following: (a) a brief biographical description of the proposed nominee (including his or her occupation for at least the last five years), and a statement of his or her qualifications, taking into account the principles used by the Committee in evaluating possible candidates, as described above; (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s common stock owned by such shareholders(s); (c) a statement detailing any relationship between the proposed nominee and any customer, supplier or competitor of the Company; (d) detailed information about any relationship or understanding between the nominating stockholder(s) and the proposed nominee; and (e) the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving on the Board of Directors if elected. Nominees recommended by shareholders in accordance with these procedures will receive the same consideration given to nominees of management, the Board of Directors and the Nominating and Governance Committee.

Attendance at Board and Committee Meetings

During fiscal 2006, the Board of Directors met eleven times. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which such director served. The Company strongly encourages its directors to attend its annual meetings of shareholders. All of the Company’s directors attended the 2006 annual meeting of shareholders.

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Shareholders are being asked to approve an amended and restated version of our Employee Stock Purchase Plan (the “ESPP”). The ESPP was originally adopted by the Board of Directors on November 19, 1997 and approved by our shareholders on May 21, 1998. The proposed amended and restated version of the ESPP was approved by the Board of Directors on January 23, 2007. The amended and restated version of the ESPP reflects, among other things, the following amendments, which are subject to shareholder approval of this proposal:

•	Increase in Aggregate Share Limit. The amended and restated version of the ESPP would increase the number of shares of our common stock available for issuance under the ESPP by an additional 500,000 shares.

•	Inclusion of Individual Share Limit. For Offering Periods (as defined below) commencing on or after July 1, 2007, the amended and restated version of the ESPP provides that the maximum number of shares of our common stock that any one individual may acquire under the plan for any one Offering Period is 1,500 shares.

•	Discretion to Set Exercise Price. The amended and restated version of the ESPP allows us the flexibility to establish the exercise price of an option granted under the ESPP by applying a discount of up to 15% to (i) the fair market value of our common stock on the first day of an Offering Period, (ii) the fair market value of our common stock on the last day of an Offering Period, or (iii) the lesser of the fair market value of our common stock on the first or last day of an Offering Period.

•	Discretion to Set Length of Offering Period. The amended and restated version of the ESPP allows us the flexibility to establish an Offering Period of no shorter than three months and no longer than 27 months.

•	Extension of the Plan Term. The amended and restated version of the ESPP extends the term of the plan until January 1, 2017.

The Board of Directors believes these amendments are necessary to, among other reasons, help ensure a sufficient reserve of common stock remains available for issuance under the ESPP to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. Under the ESPP, shares of the Company’s common stock will be available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common stock during periodic Offering Periods. Unless and until changed by the plan administrator within the limits of the plan, shares will continue to be offered under the amended and restated version of the ESPP at a 10% discount from the lesser of their fair market value on the first or last day of an Offering Period, and Offering Periods will continue to be the six consecutive month periods commencing on each January 1 and July 1. The amended and restated version of the ESPP will not be effective without shareholder approval.

The Board of Directors believes that the ESPP helps the Company retain and motivate eligible employees and helps further align the interests of eligible employees with those of the Company’s shareholders.

Summary Description of the ESPP (as proposed to be amended and restated)

The principal terms of the amended and restated version of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the amended and restated ESPP, which is set forth in Appendix A hereto. A copy of the amended and restated version of the ESPP document may also be obtained without charge by writing to Bob Murray, Treasurer, at 3450 East Miraloma Avenue, Anaheim, CA, 92806.

Purpose.  The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and those of the Company’s shareholders.

Operation of the ESPP.  The ESPP generally operates in successive six-month periods referred to as “Offering Periods.” If shareholders approve the amended and restated version of the ESPP, the duration of future Offering Periods may be changed from time to time. However, only one Offering Period may be in effect at any one time, and an Offering Period may not be shorter than three months and may not be longer than 27 months. Although the amended and restated ESPP would give us flexibility to change the structure of future Offering Periods, at present we expect that Offering Periods will continue to commence on each January 1 and July 1. We may change, if we desire, the Offering Periods in the future.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to terminate, but may not otherwise increase or decrease, his or her contributions to the ESPP during an Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the Exercise Date by the Option Price for that Offering Period. Currently, the “Option Price” for an Offering Period equals 90% of the lesser of the fair market value of a share of the Company’s common stock on the Grant Date or the Exercise Date of that Offering Period. If shareholders approve the amended and restated version of the ESPP, the determination of the Option Price for future Offering Periods may be changed from time to time, except that in no event may the Option Price for an Offering Period be lower than the lesser of (i) 85% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. Although the amended and restated ESPP would give us flexibility to change the method for setting the Option Price, we currently expect to continue setting the Option Price at 90% of the lesser of the fair market value of a share of the Company’s common stock on the Grant Date or the Exercise Date of that Offering Period. We may change, if we desire, the Offering Price in the future provided that any change we make is permitted by the ESPP. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility.  Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must:

•	be employed by the Company or one of its subsidiaries that has been designated as a participating subsidiary;

•	be customarily employed for more than five months per calendar year; and

•	have been employed by the Company or one of its subsidiaries for at least three months.

Notwithstanding the foregoing, certain officers of the Company, including the named executive officers, are not eligible to participate in the ESPP. As of February 3, 2007, approximately 5,000 employees of the Company and its subsidiaries were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions.  Currently, a maximum of 607,500 shares of our common stock may be purchased under the ESPP (of which, as of February 3, 2007, 581,130 shares had been purchased in past Offering Periods and 26,370 shares remained available under the plan). If shareholders approve the amended and restated version of the ESPP, this share limit will increase to 1,107,500 shares of our common stock (an increase of 500,000 shares).

Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.

•	A participant cannot purchase more than 1,500 shares of the Company’s common stock under the ESPP in any one Offering Period.

•	A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

•	A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

We have the flexibility to change the 10% contribution and the individual share limits referred to above from time to time without shareholder approval. However, we cannot increase the aggregate-share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without shareholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Anti-dilution Adjustments.  As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our shareholders.

Termination of Participation.  A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant is no longer scheduled to work more than five months per calendar year.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions.  A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration.  The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee of the Board of Directors as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans.  The ESPP does not limit the ability of the Board of Directors or any committee of the Board of Directors to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Amendments.  The Board of Directors generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Shareholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without shareholder approval and without limiting the Board of Directors’ amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules.

Termination.  If shareholders approve the amended and restated version of the ESPP, no new Offering Periods will commence under the ESPP on or after January 1, 2017, unless the Board of Directors terminates the ESPP earlier. If shareholders do not approve the amended and restated version of the ESPP, no new Offering Periods will commence after January 1, 2008. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and does not describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Securities Underlying Awards.  The closing price of a share of the Company’s common stock as of February 3, 2007 was $20.02 per share.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the amended and restated version of the ESPP had been in effect for our fiscal year ended February 3, 2007 (“fiscal 2006”), we do not expect that the number of shares purchased by participants in the plan during that year would have been materially different than the number of shares purchased as set forth in the table below.

As of February 3, 2007, 581,130 shares of our common stock had been purchased under the ESPP during the life of the plan, including 65,889 shares during fiscal 2006. None of our directors or named executive officers is, or has been, eligible to participate in the ESPP at any time during the life of the plan.

Vote Required for Approval of the Amended and Restated Version of the Employee Stock Purchase Plan

The Board of Directors believes that the approval of the amended and restated version of the ESPP will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to its success.

Approval of the amended and restated version of the ESPP requires the affirmative vote of a majority of the shares represented at the annual meeting, either in person or by proxy, and voting on the matter. Broker non-votes and abstentions will not be counted as a vote “for” or “against” this ESPP proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

Proxies solicited by the Company’s Board of Directors will be so voted unless shareholders specify otherwise in their proxies.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP was the Company’s independent registered public accounting firm for fiscal 2006 and has reported on the Company’s consolidated financial statements included in the annual report that accompanies this proxy statement. The Audit Committee appoints the independent registered public accounting firm. The Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2007. In the event that the shareholders do not approve Deloitte & Touche LLP as the independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company was billed an aggregate of $732,000 and $802,000 by Deloitte & Touche LLP for professional services in fiscal 2005 and fiscal 2006, respectively. The table below sets forth the components of this aggregate amount.

	Amount Billed
Description of Professional Service	2005	2006

Audit Fees — professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Forms 10-K, the reviews of the quarterly financial statements included in the Company’s Forms 10-Q, and Sarbanes-Oxley testing	$655,000	$738,000
Audit-related Fees — assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements — includes 401(k) plan audit, S-8 filing review (2005) and SEC comment letter review (2006)	24,000	25,000
Tax Fees — professional services rendered for tax compliance, tax consulting and tax planning — includes reviews of federal and state income tax returns and miscellaneous tax consulting	53,000	39,000
All Other Fees — None	0	0
Total Fees	$732,000	$802,000

Audit Committee Pre-Approval Policies and Procedures.  The Charter for the Audit Committee of our Board of Directors establishes procedures for the Audit Committee to follow to pre-approve auditing services and non-auditing services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. The charter prohibits the Company from retaining its independent registered public accounting firm to perform specified non-audit functions, including bookkeeping; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; and internal audit outsourcing services. The Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in fiscal 2006 and 2005.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

As members of the Audit Committee, we are responsible for oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We carry out those responsibilities in accordance with the guidelines set forth in our Audit Committee Charter, which was most recently reviewed by the Audit Committee in January 2007.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2006, we met and held discussions with management and the independent registered public accounting firm, Deloitte & Touche LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. We have reviewed and discussed the Company’s financial statements and system of internal controls and procedures with management, and discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 61. In addition, we have received written confirmation from Deloitte & Touche LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board Standard No. 1, and have discussed with Deloitte & Touche LLP that firm’s independence.

During the course of fiscal 2006, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We received periodic updates concerning the system of internal controls from management and the independent registered public accounting firm at regularly scheduled Audit Committee meetings. At the conclusion of the process, management provided us with, and we reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. We also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended February 3, 2007, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

In reliance on the reviews and discussions noted above, and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 3, 2007 for filing with the Securities and Exchange Commission. We also recommended the selection of the Company’s independent registered public accounting firm, and based on our recommendation, the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2007.

March 26, 2007

AUDIT COMMITTEE
Michael Goldstein, Chairman
Julius Jensen III
Thomas M. Murnane

Vote Required; Recommendation of the Board

The Company’s Board of Directors and Audit Committee believe that the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2007 is in the best interests of the Company.

Approval of the ratification of the independent registered public accounting firm requires the affirmative vote of a majority of the shares represented at the annual meeting, either in person or by proxy, and voting on the matter. Broker non-votes and abstentions will not be counted as a vote “for” or “against” this proposal.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.

Proxies solicited by the Company’s Board of Directors will be so voted unless shareholders specify otherwise in their proxies.

EXECUTIVE OFFICERS

The following is a list of the Company’s executive officers as of April 2, 2007, followed by their biographical information (other than for Ms. Kasaks, whose biographical information appears under “Election of Directors — Nominees”):

Executive Officer	Age	Title

Sally Frame Kasaks	62	Interim Chief Executive Officer
Wendy E. Burden	53	Chief Operating Officer
Gerald M. Chaney	60	Senior Vice President, Chief Financial Officer
Thomas M. Kennedy	45	Division President, PacSun
Lou Ann Bett	45	Division President, demo

Wendy E. Burden, who joined the Company in November 2005, is the Company’s Chief Operating Officer. Prior to joining the Company, Ms. Burden was employed for six years by Victoria Secret Stores, a division of Limited Brands, Inc., Corp., where she initially served as Executive Vice President of Operations and Administration and most recently held the position of Executive Vice President of Business Strategy and Operations. Prior to that, Ms. Burden spent 18 years with PepsiCo, Inc., serving in various positions including Vice President and General Manager of Pepsi-Cola Bottling Company, Vice President and Chief Financial Officer of Eastern Europe for Pepsi-Cola International and Vice President and Chief Financial Officer of Pepsi West.

Gerald M. Chaney, who joined the Company in December 2004, is the Company’s Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Chaney was employed for four years by Polo Ralph Lauren as Senior Vice President, Chief Financial Officer. Prior to that, Mr. Chaney served as Senior Vice President, Chief Financial Officer of Kellwood Company, Senior Vice President of Administration and Chief Financial Officer of Petrie Retail, Senior Vice President of Operations and Chief Financial Officer at Crystal Brands, and held Director of Finance and Vice President of Finance roles at General Mills Fashion Group and Scott Paper.

Thomas M. Kennedy, who joined the Company in May 2004, is the Company’s Division President of PacSun. In this position, he has responsibility for all merchandising, design and marketing of the PacSun division. Mr. Kennedy has more than 20 years experience in the retail and apparel industries. Prior to joining the Company, Mr. Kennedy was employed for three years as Vice President of Global Lifestyle Apparel at Nike, Inc. Prior to that, Mr. Kennedy spent eight years at The Gap, Inc. in various merchandising positions in roles of increased responsibility within both Gap and Old Navy, including Buyer, Merchandise Manager, Divisional Merchandise Manager, and Vice President of Men’s Apparel.

Lou Ann Bett, who joined the Company in May 2005, is the Division President of demo. In this position, she has responsibility for all merchandising, design and marketing of the demo concept. Ms. Bett has more than 20 years experience in the retail and apparel industries. Prior to joining the Company, Ms. Bett was employed for 18 years by The Limited Corp. with roles of increased responsibility within its Express Division, including Buyer, Sr. Buyer,

VP/Merchandise Manager, VP/General Merchandising Manager of Express Women’s, and VP/General Merchandising Manager of Express Men’s.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of April 2, 2007 (except where another date is indicated) with respect to the beneficial ownership of the Company’s common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, each director of the Company, each nominee for election to the Board of Directors, each current executive officer named in the Summary Compensation Table set forth under “Executive Compensation and Other Information,” and by all directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

	Amount in	Percentage
	Shares of	of Total
	Beneficial	Shares
Name and Address of Beneficial Owner	Ownership	Outstanding

FMR Corp. and related parties(1)	10,150,500	14.5%
82 Devonshire Street
Boston, MA 02109
Lazard Asset Management LLC(2)	4,290,981	6.1%
30 Rockefeller Plaza
New York, NY 10112
Adage Capital Partners, LP and related parties(3)	4,209,283	6.0%
200 Clarendon Street, 52nd Floor
Boston, MA 02116
Steven A. Cohen and related parties(4)	3,832,147	5.5%
72 Cummings Point Road
Stamford, CT 06902
Directors and named executive officers of the Company:
Julius Jensen III(5)	409,223	*
Pearson C. Cummin III(6)	325,459	*
Sally Frame Kasaks(6)	133,938	*
Peter Starrett(7)	70,000	*
Thomas M. Murnane(7)	47,000	*
Michael Goldstein(8)	22,000	*
Michael Weiss(9)	9,250	*
Thomas M. Kennedy(10)	112,500	*
Gerald M. Chaney(11)	74,480	*
Wendy E. Burden(12)	26,250	*
Lou Ann Bett(13)	20,000	*
All directors and named executive officers as a group (11 persons)(14)	1,250,100	1.8%

*	Less than one percent.

(1)	Share ownership for FMR Corp. and related parties is given as of December 31, 2006, and was obtained from a Schedule 13G/A, dated February 14, 2007, filed with the Securities and Exchange Commission. FMR Corp. and related parties have sole voting power with respect to 733,975 shares and sole dispositive power with respect to 10,150,500 shares. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Fidelity Management & Research Company, Fidelity Low Priced Stock Fund, Edward C. Johnson 3d and members of the Edward C. Johnson 3d family, and Pyramis Global Advisors, LLC, and Pyramis Global Advisors Trust Company are also deemed to be beneficial owners of such securities.

(2)	Share ownership for Lazard Asset Management LLC (“Lazard”) is given as of December 31, 2006, and was obtained from a Schedule 13G/A, dated January 31, 2007, filed with the Securities and Exchange Commission. Lazard has sole voting power with respect to 4,114,915 shares and sole dispositive power with respect to 4,290,981 shares.

(3)	Share ownership for Adage Capital Partners, LP and related parties is given as of March 29, 2007, and was obtained from a Schedule 13G, dated April 3, 2007, filed with the Securities and Exchange Commission. Adage Capital Partners, LP and related parties have shared voting and dispositive power with respect to 4,209,283 shares. For the purposes of the reporting requirements of the Securities and Exchange Commission Act of 1934, Adage Capital Partners GP, LLC, Adage Capital Advisors, LLC, Robert Atchinson and Phillip Gross are also deemed to be beneficial owners of such securities.

(4)	Share ownership for Steven A. Cohen and related parties is given as of December 31, 2006, and was obtained from a Schedule 13G/A, dated February 14, 2007, filed with the Securities and Exchange Commission. Steven A. Cohen and related parties have shared voting and dispositive power with respect to 3,832,147 shares. For the purposes of the reporting requirements of the Securities and Exchange Commission Act of 1934, S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC, CR Intrinsic Investors, LLC, and Sigma Capital Management, LLC are also deemed to be beneficial owners of such securities.

(5)	Includes 33,328 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

(6)	Includes 127,688 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

(7)	Includes 45,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

(8)	Includes 17,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

(9)	Includes 8,250 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

(10)	Includes 112,500 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

(11)	Includes 74,480 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

(12)	Includes 26,250 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

(13)	Includes 20,000 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

(14)	Includes 637,184 shares of common stock that may be acquired upon exercise of stock options that are presently exercisable or will become exercisable within 60 days of April 2, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on its review of copies of reports furnished to the Company and written representations that no other reports were required, during fiscal 2006, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were timely satisfied.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid each individual that served as the Company’s principal executive officer or principal financial officer at any time during fiscal 2006, each individual who was one of the Company’s three other most highly compensated executive officers for fiscal 2006, and our former Executive Chairman of the Board. These individuals are referred to as the “Named Officers” in this Proxy Statement.

The Role of the Compensation Committee

The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board of Directors. None of the Named Officers are members of the Compensation Committee. The Company’s Chief Executive Officer recommends to the Compensation Committee the base salary, annual bonus and equity award levels for other Named Officers. The Compensation Committee then considers these recommendations and approves changes to the Named Officers’ compensation in its discretion. None of the other Named Officers had any role in determining the compensation of other Named Officers. The Compensation Committee alone determines pay levels for the Chief Executive Officer of the Company. The Compensation Committee has retained the services of an external consultant, Hewitt Associates, as an independent advisor. The independent advisor consulted with the Committee on several occasions throughout the course of the year.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of our shareholders.

As described in more detail below, the material elements of our current executive compensation program for Named Officers include a base salary, an annual bonus opportunity, perquisites, a long-term equity incentive opportunity, retirement benefits, the ability to receive compensation on a deferred basis (with matching contributions and investment earnings), and severance protection for certain actual or constructive terminations of the Named Officers’ employment.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Designed to be Achieved

Base Salary	• Attract, retain and motivate qualified executives
Annual Bonus Opportunity	• Hold executives accountable for annual objectives as approved by the Committee
• Align executives’ interests with those of shareholders
• Attract, retain and motivate qualified executives
Long-Term Equity Incentives	• Align executives’ interests with those of shareholders
• Hold executives accountable for sustained, multi-year performance
• Attract, retain and motivate qualified executives
Retirement Benefits	• attract, retain and motivate qualified executives
• Provide capital accumulation opportunities and security
Deferred Compensation Opportunities	• Attract, retain and motivate qualified executives
• Provide flexibility in timing of income recognition; we do not offer preferential earnings rates on our deferrals
Severance and Other Benefits Upon Termination of Employment	• Attract, retain and motivate qualified executives • Provide transition benefits upon a qualifying job loss
Perquisites and Personal Benefits	• Attract, retain and motivate qualified executives

As illustrated in the table above, each of our compensation elements, with the exception of annual bonus opportunities and long-term equity incentives, are primarily intended to attract, retain and motivate qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is generally not variable. Some of the elements, such as base salaries and perquisites and personal benefits, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as upon retirement or other termination of employment. We believe that this mix of longer-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Our annual bonus opportunity is primarily intended to hold executives accountable for the annual performance objectives that are emphasized in a given year. Our long-term equity incentives are primarily intended to align Named Officers’ interests with those of our shareholders by emphasizing multi-year shareholder value creation.

When the components of our executive compensation programs are combined, they create a total compensation package that supports our compensation objectives.

Benchmarking

In determining the level of compensation to be paid to Named Officers, we do not generally factor in amounts realized from prior compensation paid to Named Officers or conduct any formal survey of the compensation paid by other public retailing companies. We do, however, review publicly available compensation information of other public retailing companies from time to time. In addition, as indicated above, we have retained Hewitt as our independent compensation consultants to evaluate and make recommendations regarding the Company’s executive compensation programs. In 2006, Hewitt provided the Committee with compensation data from its retail industry survey, which is comprised of 46 companies with a median revenue size of $5.5 billion. The Committee felt that this data represented a good approximation of the Company’s labor market for top executive talent in the retail industry. In addition, Hewitt summarized publicly filed pay data from a customized peer group consisting of the following companies: Abercrombie & Fitch Co., Aeropostale Inc., American Eagle Outfitters Inc., Ann Taylor Stores Corp., The Buckle Inc., Chico’s FAS Inc., Children’s Place Retail Stores Inc., Claire’s Stores Inc., Hot Topic Inc., The Talbots Inc., Urban Outfitters Inc., and Wet Seal Inc.

Current Executive Compensation Program Elements

Base Salaries.  Each of our Named Officers (other than our Interim Chief Executive Officer and Named Officers no longer employed by the Company) is a party to an employment agreement or offer letter that provides for a fixed base salary, subject to annual review by the Company. The Compensation Committee generally reviews the base salary of each Named Officer in or around March of each fiscal year and makes adjustments to those salaries in its discretion. In determining the appropriate base salary for each Named Officer, the Committee considers the length of the Named Officer’s employment and makes a subjective evaluation of past performance and expected future contributions. Based on our review, we determined that the appropriate base salary for each Named Officer for fiscal 2006 was the amount reported for such officer in the “Salary” column of the “Summary Compensation Table — Fiscal 2006” below. During fiscal 2006, the Named Officers were awarded salary increases of approximately 4% of base salary based on the factors cited above.

Annual Bonuses.  As indicated above, each of our Named Officers (other than our Interim Chief Executive Officer and Named Officers no longer employed by the Company) is a party to an employment agreement or offer letter that provides for an annual bonus opportunity with a specified target and maximum value. Our Interim Chief Executive Officer does not have an employment agreement, offer letter or other contractual right to receive a bonus for any given fiscal year; any annual bonus awarded to our Interim Chief Executive Officer will be based on a subjective evaluation by the Compensation Committee with particular emphasis on the Company’s overall performance. Each of our Named Officer’s bonus opportunity for fiscal 2006 (other than for our Interim Chief Executive Officer) was structured under the 2005 Performance Incentive Plan. As mentioned above, two of our key compensation objectives are that (i) compensation should hold executives accountable for performance; and (ii) compensation should align executives’ interests with those of stockholders. Consistent with these principles, each Named Officer’s annual bonus opportunity became earned based on the achievement of certain net income targets and, to a lesser extent for certain Named Officers, a subjective evaluation of individual job performance and achievement without regard to earnings. To align the Named Officers’ interests to those of the Company’s shareholders, a substantial weighting is given to the earnings component for the most senior officers of the Company. For example, the Chief Executive Officer’s annual bonus is weighted 100% for the earnings component. Annual bonuses for other Named Officers are weighted 80% for the earnings component and 20% for the individual performance component. Bonus targets for the Named Officers ranged from 0% to 100% of base salaries. For fiscal 2006, the bonus plan was structured to pay out based on a linear interpolation between fiscal 2005’s net income (0% profit-based pay out) and fiscal 2006’s budgeted net income (100% of target, or 50% of base salary pay out). Maximum payouts (100% of base salary) could occur if fiscal 2005 net income levels were surpassed by 25%. A second payout line was drawn between fiscal 2006 budget and 125% of fiscal 2005’s net income to calculate payouts between target and maximum. As a result of the Company’s fiscal 2006 profit performance, there were no profit-based bonuses paid for fiscal 2006. Therefore, no amount is reported for Named Officers under the “Non-Equity Incentive” column of the “Summary Compensation Table — Fiscal 2006” below.

Based on a subjective evaluation of the performance of the Company and each Named Officer, we determined that the appropriate amount of each Named Officer’s annual bonus for fiscal 2006 that was based on individual performance was the amount reported for such officer in the “Bonus” column of the “Summary Compensation Table — Fiscal 2006” below.

Long-Term Equity Incentives.  The Company’s policy is that the Named Officers’ long-term compensation should be directly linked to the value provided to our shareholders. Therefore, 100% of the Named Officers’ long-term compensation is currently awarded in the form of equity instruments that are in, or valued by, reference to our common stock. Prior to fiscal 2006, the Company made periodic equity-based awards in the form of stock options (and, in some cases, non-vested stock). Commencing in fiscal 2006, the Company began making annual grants of stock-settled SARs and, to certain Named Officers, non-vested stock.

Upon exercise of a SAR, the holder of the award will be entitled to a number of shares of the Company’s common stock equal to (i) the number of SARs exercised, multiplied by (ii) the positive difference (if any) between the fair market value of a share of our common stock at the time of exercise less the base price of the SAR, divided by (iii) the fair market value of a share of our common stock at the time of exercise. Stock options and SARs are similar in that the value realized upon exercise of the award is based on the appreciation in the value of a share of our common stock above the base price of the SAR or the exercise price of the option. However, unlike a stock option where the holder must pay the exercise price of the option in order to acquire the stated number of shares, the holder of a SAR does not have to pay anything to exercise the SAR — the holder simply receives the benefit equal to the amount by which the fair market value of our common stock on the exercise date exceeds the base price of the SAR.

We chose to transition from stock options to SARs in light of changes in accounting rules that resulted in grants of stock options and SARs being accounted for in the same manner for financial reporting purposes, in light of the fact that the holder of a SAR does not have to pay anything to exercise the award and thus the administration of exercises is typically much simpler than options, and taking into account the fact that SARs and stock options generally confer the same economic incentives and opportunities for gain based on stock price appreciation.

The Compensation Committee bases its award grants to executives each year on a number of factors, including each executive’s contributions and expected future contributions to the Company and, for Named Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. The size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual and the Company, the expected accounting impact, and/or potential dilution effects. In fiscal 2006, the Company also considered benchmark data provided by Hewitt in determining award sizes. The award sizes generally fell within the parameters of the retail and general industry data previously described in the “Benchmarking” section.

Stock Appreciation Rights.  Commencing in fiscal 2006, the Company began making a portion of its long-term incentive grants to Named Officers in the form of SARs with a base price equal to the fair market value of our common stock on the grant date. Thus, Named Officers will only realize value on their SARs if our shareholders realize value on their shares. The SARs also function as a retention incentive for our executives as they vest ratably over the four-year period after the grant date.

In fiscal 2006, the Compensation Committee granted SARs to each of our Named Officers. As indicated below, the SAR grant to Ms. Kasaks was for her services as a director; to date, Ms. Kasaks has not received any equity awards in connection with her service as Interim Chief Executive Officer. The material terms of these SARs are described below under “Grants of Plan-Based Awards.” For Messrs. Johnson and Chaney, SARs constituted all of the officer’s long-term incentive compensation awarded during fiscal 2006. During fiscal 2006, Mr. Kennedy, Ms. Burden and Ms. Bett also received a grant of non-vested stock as described below under “Grants of Plan-Based Awards.”

Non-vested Stock.  The Company also grants long-term incentive awards to certain Named Officers in the form of shares of non-vested stock. The Company chooses to grant non-vested stock, in addition to SARs, to certain Named Officers in light of applicable tax and accounting principles in order to provide an additional long-term incentive to key executives for retention purposes and/or to recognize exceptional individual performance. The non-vested stock awards vest over a four-year period after the grant date. Non-vested stock was granted to provide stability and increase the retentive nature of our compensation during a period of management transition. We believe that the combination of non-vested stock and stock appreciation rights strikes the appropriate balance between incentives to grow shareholder value and the need to retain key talent. The Committee expects to evaluate the most appropriate form of long-term incentive awards based on internal conditions and external market dynamics on an annual basis.

Retirement Benefits.  The Company provides retirement benefits to the Named Officers under the terms of its tax-qualified 401(k) plan. The Company makes matching contributions to the 401(k) plan at the rate of 100% of the first three percent of eligible salary deferrals and 50% of the next two percent of eligible salary deferrals by all participants, subject to IRS limits. These matching contributions vest immediately. The Named Officers participate in the plan on substantially the same terms as our other participating employees. The Company does not maintain any defined benefit or supplemental retirement plans for its Named Officers.

Deferred Compensation Opportunities.  Named Officers are currently permitted to elect to defer up to 90% of their base salary and up to 100% of their bonuses under the Executive Deferred Compensation Plan. The Company makes a matching contribution under the plan on behalf of participants as explained in more detail below under the narrative section entitled “Non-Qualified Deferred Compensation Plans.” The Company believes that providing the Named Officers with deferred compensation opportunities is a cost-effective way to permit officers to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for the Company is also deferred. The Company believes that making a matching contribution to the plan is a cost-effective way to provide an additional retirement benefit to Named Officers and to encourage enhanced retirement savings through participation in the Executive Deferred Compensation Plan.

Please see the “Non-Qualified Deferred Compensation — Fiscal 2006” table and related narrative section, “Non-Qualified Deferred Compensation Plans,” below for a description of the Company’s Executive Deferred Compensation Plan and the benefits there under.

Perquisites and Personal Benefits.  In addition to base salaries and annual bonus opportunities, the Company provides the Named Officers with certain perquisites and personal benefits, including a car allowance, cell phone allowance, and payment of relocation expenses as applicable. We believe that perquisites and personal benefits are often a tax-advantaged way to provide the Named Officers with additional annual compensation that supplements their base salaries and bonus opportunities. We do not establish the value of each Named Officer’s perquisites and personal benefits in a vacuum. Instead, we view the value of the perquisites as another component of annual compensation that is merely paid in a different, and in some instances tax advantaged, form. When determining each Named Officer’s base salary, we take the value of each Named Officer’s perquisites and personal benefits into consideration.

The perquisites and personal benefits paid to each Named Officer in fiscal 2006 are reported within the “All Other Compensation” column of the “Summary Compensation Table — Fiscal 2006” below and explained in more detail in footnote (6) thereto.

Severance and Other Benefits upon Termination of Employment.  The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. Accordingly, the Company provides such protections for certain Named Officers and other executive officers of the Company. In the case of Messrs. Johnson, Weaver and Kennedy, these benefits are provided under their respective employment agreements. In the case of Mr. Chaney and Ms. Bett, these benefits are provided under a severance agreement with the Company. Our Interim Chief Executive Officer, Ms. Kasaks, and our Chief Operating Officer, Ms. Burden, are not currently covered by any severance arrangements. The Compensation Committee evaluates the level of severance benefits, if any, to provide to a Named Officer on a case-by-case basis, and in general, the Company considers these severance protections an important part of an executive’s compensation.

As described in more detail below under “Potential Payments Upon Termination or Change in Control” below, under their respective employment or severance agreements, Named Officers are generally entitled to severance benefits in the event of a termination of employment by the Company without cause. The Company has determined that it is appropriate to provide these executives with severance benefits in the event of an involuntary termination of the executive’s employment in light of their positions within the Company and as part of their overall compensation package. In the case of our PacSun Division President, Mr. Kennedy, severance benefits are also provided in the event of a termination of employment by the executive for a “good reason” (as defined in his employment agreement) that we believe results in a constructive termination of the executive’s employment.

We generally do not believe that Named Officers should be entitled to severance benefits merely because a change in control transaction occurs. The payment of severance benefits is generally only triggered by an actual (or, in the case of Mr. Kennedy, constructive) termination of employment. However, under the terms of our stock incentive plans, if there is a liquidation, sale of all or substantially all of our assets, or merger or reorganization that results in a change in control where the Company is not the surviving corporation (or where it does not survive as a public company), then, like all other employees, Named Officers will receive immediate vesting and/or payout of their outstanding long-term incentive compensation awards. Although this vesting will occur whether or not a Named Officer’s employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Officers’ ability to realize any further value with respect to the equity awards.

Our philosophy is that Named Officers should not be entitled to reimbursement for any excise taxes imposed on their severance and other payments under Section 4999 of the Internal Revenue Code because we believe we have established appropriate severance arrangements after factoring in the possibility of the imposition of excise taxes on the Named Officers.

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential payments that may be made to the Named Officers in connection with their termination of employment or a change in control.

Section 162(m) Policy

The Compensation Committee considers the anticipated tax treatment to the Company of the compensation and benefits paid to the executive officers of the Company in light of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to a public corporation for compensation in excess of $1,000,000 paid during a year to its chief executive officer or to one of its four other most highly compensated officers. However, Section 162(m) exempts qualifying “performance based” compensation from the $1,000,000 limit.

While striving to satisfy the Company’s goal of linking a significant portion of each executive officer’s compensation to the financial performance of the Company, the Compensation Committee also strives to provide each executive officer with a compensation package that will preserve the Company’s tax deduction for such compensation. In that regard, SARs awarded to the Company’s executive officers are intended to be qualified “performance based” compensation for purposes of Section 162(m). The Compensation Committee structured each Named Officer’s bonus opportunity for fiscal 2006 under the 2005 Performance Incentive Plan to help ensure that they are fully deductible. Other executives’ bonuses have not been structured under the 2005 Performance Incentive

Plan because their compensation has historically not been subject to Section 162(m). The non-vested stock awarded in 2006 is not deemed “performance based” compensation for purposes of Section 162(m) and thus may not be deductible to the Company in the year of vesting.

The Compensation Committee and the Board may authorize non-deductible compensation in such circumstances as they deem appropriate. Because of ambiguities and uncertainties in Section 162(m), no assurances can be given that compensation intended by the Company to be “performance based” within the meaning of Section 162(m) will in fact be deductible by the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION1

The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s 2006 Annual Report on Form 10-K filed with the SEC.

Compensation Committee of the Board of Directors
Pearson C. Cummin III (Chair)
Peter Starrett
Michael Weiss

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal 2006. Ms. Kasaks was a member of the Compensation Committee until October 1, 2006, at which time she was appointed Interim Chief Executive Officer of the Company and stepped down as a member of the Compensation Committee. No current member of the Compensation Committee is a current or former executive officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2006.

1 SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

SUMMARY COMPENSATION TABLE — FISCAL 2006

The following table and explanatory notes present information regarding compensation of our Named Officers for services rendered during fiscal 2006.

						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(4)	($)(5)	($)(5)	($)(4)	($)	($)(6)	($)

Sally Frame Kasaks,	2006	323,077	0	0	0	0	0	42,014	365,091
Interim Chief Executive Officer(1)
Seth R. Johnson,	2006	712,308	0	0	1,439,947	0	0	407,223	2,559,478
former Chief Executive Officer(2)
Greg H. Weaver,	2006	84,537	0	0	2,020,464	0	0	317,008	2,422,009
former Executive Chairman(3)
Gerald M. Chaney,	2006	568,615	57,200	0	341,359	0	0	16,725	983,899
Senior Vice President and Chief Financial Officer
Wendy Burden,	2006	530,775	53,183	16,685	266,060	0	0	105,699	972,402
Chief Operating Officer
Thomas M. Kennedy,	2006	595,192	60,000	33,370	571,389	0	0	21,043	1,280,994
Division President, PacSun
Lou Ann Bett,	2006	471,154	47,500	33,370	150,693	0	0	70,293	773,010
Division President, d.e.m.o.

(1)	On October 1, 2006, the Board appointed Ms. Kasaks as Interim Chief Executive Officer (CEO), at which time she stepped down from her positions as lead director, chairman of the Nominating and Governance Committee, and member of the Compensation Committee. Ms. Kasaks continues to serve as a member of the Board. During her service as Interim CEO, Ms. Kasaks receives an annual salary of $1,050,000, but will not receive any equity awards or additional compensation associated with her services to the Board. The amounts presented in the table above do not reflect any fees earned by Ms. Kasaks or awards granted to her as an independent non-employee director prior to her appointment as Interim CEO (see separate “Director Compensation” table).

(2)	On September 29, 2006, Mr. Johnson resigned as Chief Executive Officer and a director of the Company. The amount reported as “Salary” in the table above includes the base salary paid to Mr. Johnson in fiscal 2006 prior to his resignation. In accordance with the terms of his employment agreement, he continues to receive his annual salary of $1,040,000 through October 31, 2007. The “All Other Compensation” column in the table above includes $384,870 paid to Mr. Johnson in accordance with the terms of his employment agreement subsequent to his resignation. Mr. Johnson will continue to receive medical, dental and vision benefits until October 31, 2007, the cost of which is estimated at approximately $9,462 for fiscal 2006 and is included in the “All Other Compensation” column in the table above. As a result of his resignation, Mr. Johnson forfeited option awards representing 440,000 shares of common stock. Accordingly, there is no future realizable value related to any of his previous option awards. For a more detailed description of the nature and amounts paid or payable to Mr. Johnson in connection with his termination of employment with the Company, please see the section entitled “Potential Payments upon Termination or Change in Control” below.

(3)	On April 1, 2006, Mr. Weaver retired from the Company and the Board of Directors. The amount reported as “Salary” in the table above includes the base salary paid to Mr. Weaver in fiscal 2006 prior to his retirement. The “All Other Compensation” column in the table above includes a lump-sum severance payment of $300,000 paid to Mr. Weaver in accordance with the terms of his employment agreement. Mr. Weaver will continue to receive medical, dental and vision benefits until April 1, 2007, the cost of which is estimated at approximately $3,146 for fiscal 2006 and is also included in the “All Other Compensation” column in the table above. As a result of his retirement, Mr. Weaver forfeited option awards representing 468,750 shares of common stock. Accordingly, there is no future realizable value related to any of his previous option awards. For a more detailed description of the nature and amounts paid or payable to Mr. Weaver in connection with his termination of employment with the Company, please see the section entitled “Potential Payments upon Termination or Change in Control” below.

(4)	For fiscal 2006, none of the Named Officers received a profit-based bonus based on Company performance. The bonus amounts included in the table above represent a discretionary bonus determined by the Board of Directors, which was paid in April 2007. The Named Officers’ annual bonus for fiscal 2005, which was paid in April 2006, is not reported this table as it related to the Named Officers’ performance during fiscal 2005 and was reported as part of the Named Officers’ compensation for fiscal 2005 in the Proxy Statement for our 2006 annual meeting.

(5)	Amounts reported represent the expense recognized for financial statement reporting purposes during fiscal 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions) related to all outstanding option and stock awards, including those granted in prior years or exercised/forfeited during fiscal 2006. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see Note 10 to the Consolidated Financial Statements on Form 10-K for the fiscal year ended February 3, 2007, which note is incorporated herein by reference.

(6)	Amounts reported represent car and phone allowances for each of the Named Officers in an amount less than $10,000. For Ms. Kasaks, the amounts shown include $37,157 for temporary housing expenses paid for by the Company and $888 in car and travel expenses for her and her husband in connection with her appointment as Interim Chief Executive Officer effective October 1, 2006. For Ms. Burden and Ms. Bett, the amounts shown include $84,824 and $54,404, respectively, for relocation expenses paid for by the Company. For Messrs. Chaney and Kennedy, Ms. Burden, and Ms. Bett, amounts shown include $8,625, $9,041, $8,102, and $5,989, respectively, in vesting Company matching contributions to the Executive Deferred Compensation Plan for the benefit of each executive during fiscal 2006. For Messrs. Weaver and Kennedy, and Ms. Burden, amounts shown also include Company matching contributions to the Company’s 401(k) plan of $13,862, $2,102, and $2,873, respectively. In the case of Mr. Johnson, the amount shown includes an annual premium of $3,960 paid by the Company with respect to a term life insurance policy purchased for his benefit. Please see footnotes (2) and (3) for other amounts included in this column for Messrs. Johnson and Weaver.

Compensation of Named Officers

The “Summary Compensation Table — Fiscal 2006” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in fiscal 2006. The primary elements of each Named Officer’s total compensation for fiscal 2006 reported in the table are base salary, an annual bonus, long-term equity incentives consisting of SARs and, in some cases, non-vested stock (and, for years prior to fiscal 2006, stock options). Named Officers also earned the other benefits listed in the “All Other Compensation” column of the “Summary Compensation Table — Fiscal 2006,” as further described in footnote (6) to the table.

The “Summary Compensation Table — Fiscal 2006” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer’s base salary and annual bonus is provided immediately following this paragraph. The “Grants of Plan-Based Awards — Fiscal 2006” table, and the description of the material terms of the plan-based awards granted during fiscal 2006 that follows it, provides information regarding the incentive compensation awarded to Named Officers in fiscal 2006. The “Outstanding Equity Awards at Fiscal 2006 Year End” and “Option Exercises and Stock Vested in Fiscal 2006” tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

The “Non-Qualified Deferred Compensation — Fiscal 2006” table and related description of the material terms of our non-qualified Executive Deferred Compensation Plan provides details of the deferred compensation earnings and activity for the Named Officers, and also provides a more complete picture of the potential future payments due to our Named Officers. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, have been, or may become payable to our Named Officers under certain circumstances.

Description of Employment Agreements, Salary and Bonus Amounts

We do not have an employment agreement or offer letter with Ms. Kasaks; however, a summary of the compensation payable to her for her service as Interim Chief Executive Officer is briefly described below. We have entered into an employment agreement with Mr. Kennedy, and offer letters with each of Mr. Chaney, Ms. Burden and Ms. Bett. We also had an employment agreement with our former Chief Executive Officer, Mr. Johnson, and our former Executive Chairman of the Board, Mr. Weaver. These agreements, including the salary and bonus terms thereof, are briefly described below. Provisions of these agreements relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement, including the section entitled, “Potential Payments upon Termination or Change in Control.”

Sally Frame Kasaks.  During her service as Interim Chief Executive Officer, Ms. Kasaks will receive a base salary of $87,500 per month (or $1,050,000 on an annualized basis) and an annual bonus, if any, based on the Company’s performance. Ms. Kasaks will also be reimbursed for costs incurred in connection with her relocation to Southern California in service as Interim Chief Executive Officer, including the cost of temporary housing in California and use of a car. While serving as Interim Chief Executive Officer, Ms. Kasaks will not receive any non-employee director fees, but will be entitled to participate in the Company’s usual benefit programs applicable to executives. The Compensation Committee may consider awarding Ms. Kasaks an interim cash bonus in light of its subjective evaluation of her performance since her appointment as Interim Chief Executive Officer.

Thomas M. Kennedy.  The Company and Mr. Kennedy, the Company’s Division President of PacSun, are parties to an employment agreement dated April 1, 2005, pursuant to which Mr. Kennedy currently receives an annual salary of $600,000, subject to annual review by the Compensation Committee. The term of the agreement, as extended by the Company during fiscal 2006, ends March 31, 2008. The Company, in its sole discretion, may elect to extend the term of the agreement for additional one-year periods in the future. In no event will the term of the agreement continue for an aggregate period longer than seven years from April 1, 2005. The agreement also provides for an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). The bonus opportunity is based upon the Company’s achievement of financial performance criteria to be established each fiscal year by the Company. In making its determination with respect to salary and bonus levels, the Compensation Committee considers the factors discussed in the “Current Executive Compensation Program Elements” of the Compensation Discussion and Analysis above. The employment agreement provides for Mr. Kennedy to participate in the Company’s usual benefit programs for executives.

Gerald M. Chaney.  The Company and Mr. Chaney, the Company’s Senior Vice President, Chief Financial Officer and Secretary, are parties to an offer letter dated October 25, 2004, pursuant to which Mr. Chaney currently receives an annual salary of $572,000, subject to annual review by the Compensation Committee. The offer letter also provides for an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). 80% of the bonus opportunity is payable based on Company net income for the fiscal year with the remaining 20% of the bonus opportunity payable based on individual performance. Mr. Chaney must be employed on the date bonuses are paid in order to be eligible for the bonus. In making its determination with respect to salary and bonus levels, the Compensation Committee considers the factors discussed in the “Current Executive Compensation Program Elements” of the Compensation Discussion and Analysis above. The offer letter provides for Mr. Chaney to participate in the Company’s usual benefit programs for executives.

Wendy Burden.  The Company and Ms. Burden, the Company’s Chief Operating Officer, are parties to an offer letter dated October 3, 2005, pursuant to which Ms. Burden currently receives an annual salary of $531,825, subject to annual review by the Compensation Committee. The offer letter also provides for an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). 80% of the bonus opportunity is payable based on Company net income for the fiscal year with the remaining 20% of the bonus opportunity payable based on individual performance. Ms. Burden must be employed on the date bonuses are paid in order to be eligible for the bonus. In making its determination with respect to salary and bonus levels, the Compensation Committee considers the factors discussed in the “Current Executive Compensation Program Elements” of the Compensation Discussion and Analysis above. The offer letter provides for Ms. Burden to participate in the Company’s usual benefit programs for executives.

Lou Ann Bett.  The Company and Ms. Bett, the Company’s Division President of demo, are parties to an offer letter dated January 31, 2005, pursuant to which Ms. Bett currently receives an annual salary of $475,000, subject to annual review by the Compensation Committee. The offer letter also provides for an annual bonus opportunity with a target bonus of 50% of base salary (and a maximum bonus of 100% of base salary). 80% percent of the bonus opportunity is payable based on Company earnings for the fiscal year with the remaining 20% of the bonus opportunity payable based on individual performance. Ms. Bett must be employed on the date bonuses are paid in order to be eligible for the bonus. In making its determination with respect to salary and bonus levels, the Compensation Committee considers the factors discussed in the “Current Executive Compensation Program Elements” of the Compensation Discussion and Analysis above. The offer letter provides for Ms. Bett to participate in the Company’s usual benefit programs for executives.

Seth R. Johnson.  On September 29, 2006, Mr. Johnson, the Company’s former Chief Executive Officer, resigned from the Company and its Board of Directors. Pursuant to the terms of the employment agreement, as amended, between Mr. Johnson and the Company, Mr. Johnson continues to receive his annual salary of $1,040,000 through October 31, 2007. Mr. Johnson is also entitled to continuing medical, dental and vision benefits through October 31, 2007, the value of which the Company estimates at approximately $9,500 on an annualized basis.

Greg H. Weaver.  On April 1, 2006, Mr. Weaver, the Company’s former Executive Chairman, retired from the Company and its Board of Directors. Under the Employment Agreement, as amended, between Mr. Weaver and the Company, Mr. Weaver received a base salary of $400,000 per year through March 31, 2006. On April 1, 2006, Mr. Weaver received a lump-sum payment of $300,000 in lieu of any further salary payments and concurrently terminated his employment with the Company. In addition, Mr. Weaver is entitled to continuing medical, dental and vision benefits through April 1, 2007, the value of which the Company estimates at approximately $3,000 on an annualized basis.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2006

The following table presents information regarding the plan-based incentive awards granted to the Named Officers during fiscal 2006 under the Company’s 2005 Performance Incentive Plan. The material terms of each grant are described below under “Description of Plan-Based Awards.”

								Grant
					All Other	All Other		Date
					Stock	Option		Fair
					Awards:	Awards:		Value of
					Number of	Number of		Stock
		Estimated Potential Payouts Under			Shares of	Securities	Exercise or	and
		Non-Equity Incentive Plan Awards(1)			Stock or	Underlying	Base Price of	Option
	Grant	Threshold	Target	Maximum	Units	Options	Option Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)

Sally Frame Kasaks(4)	—	—	—	—	—	—	—	—
Seth R. Johnson (5)	—	0	1,040,000	2,080,000	—	—	—	—
	07/27/06	—	—	—	—	140,000	20.16	1,006,684
Greg H. Weaver (6)	—	—	—	—	—	—	—	—
Gerald M. Chaney	—	0	228,800	457,600	—	—	—	—
	06/06/06	—	—	—	—	20,000	20.16	186,986
Wendy Burden	—	0	212,730	425,460	—	—	—	—
	06/06/06	—	—	—	10,000	—	—	201,600
	06/06/06	—	—	—	—	20,000	20.16	186,986
Thomas M. Kennedy	—	0	240,000	480,000	—	—	—	—
	06/06/06	—	—	—	20,000	—	—	403,200
	06/06/06	—	—	—	—	25,000	20.16	233,733
Lou Ann Bett	—	0	190,000	380,000	—	—	—	—
	06/06/06	—	—	—	20,000	—	—	403,200
	06/06/06	—	—	—	—	20,000	20.16	186,986

(1)	All non-equity incentive plan awards represent cash award opportunities that were directly tied to the profit performance of the Company for fiscal 2006. Due to the profit performance of the Company in fiscal 2006, none of the Named Officers will receive a profit-based cash incentive related to fiscal 2006.

(2)	The stock awards presented in the table above consist of an award of non-vested stock.

(3)	The option awards presented in the table above consist of an award of SARs.

(4)	Ms. Kasaks has not, and will not, receive any equity awards while serving as Interim Chief Executive Officer. See separate “Director Compensation” table for disclosure of awards and fees earned by Ms. Kasaks during fiscal 2006 before being appointed Interim CEO.

(5)	The awards granted to Mr. Johnson during fiscal 2006 were forfeited in connection with the termination of his employment, effective October 1, 2006. Mr. Johnson’s option award was granted with an exercise price ($20.16) higher than the closing market price of the Company’s common stock at July 27, 2006 ($17.46).

(6)	Mr. Weaver was not granted any plan-based awards during fiscal 2006 prior to his retirement from the Company on April 1, 2006.

Description of Plan-Based Awards

During fiscal 2006, each Named Officer (other than Mr. Weaver) was awarded a time-based SAR award. In addition to a SAR award, Ms. Bett, Mr. Kennedy and Ms. Burden were also granted a time-based non-vested stock award during fiscal 2006. Each Named Officer was also granted a non-equity incentive bonus opportunity during fiscal 2006.

Each of the awards reported in the “Grants of Plan-Based Awards — Fiscal 2006” table was granted under, and is subject to the terms of the 2005 Performance Incentive Plan. The plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Officer upon his death. However, the Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of the 2005 Performance Incentive Plan, if there is a change in control of the Company, each Named Officer’s outstanding awards granted under the plan will generally become fully vested and, in the case of options and SARs, exercisable. Any options and SARs that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

Stock Appreciation Rights

Each SAR award reported in the “All Other Option Awards” column of the table above was granted with a per-share base price equal to at least the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Performance Incentive Plan and the Company’s equity award grant practices, the fair market value is equal to the closing price of a share of our common stock on the grant date.

Each SAR award granted to our Named Officers (other than Ms. Kasaks) during fiscal 2006 is subject to a four-year vesting schedule. Subject to each Named Officer’s continued employment, one-fourth of the number of SARs subject to the award become vested on the first anniversary of the grant date, and the remaining three-fourths of the number of SARs subject to the award become vested in substantially equal monthly installments thereafter. The SAR award granted to Ms. Kasaks during fiscal 2006 was for her services as a member of the Board prior to her appointment as Interim Chief Executive Officer and is subject to a three-year vesting schedule, with one-third of the number of SARs subject to the award becoming vested on each of the first, second and third anniversaries of the grant date. Once vested, SARs will generally remain exercisable until their normal expiration date. However, unvested SARs will immediately terminate upon a termination of the Named Officer’s employment. The Named Officer will generally have three months to exercise vested SARs following a termination of employment. This period is extended to twelve months if the termination is on account of the Named Officer’s retirement, death or total disability. However, if a Named Officer’s employment is terminated by the Company for cause, outstanding SARs (whether vested or unvested) will immediately terminate.

Upon exercise of the SARs, the Named Officer will be entitled to a number of shares of the Company’s common stock equal to (i) the number of SARs exercised, multiplied by (ii) the positive difference (if any) between the fair market value of a share of our common stock at the time of exercise less the base price of the SARs, divided by (iii) the fair market value of a share of our common stock at the time of exercise. SARs granted to Named Officers do not include any dividend rights.

Non-vested Stock

Each award of non-vested stock to our Named Officers reported in the “All Other Stock Awards” column of the table above is subject to a four-year vesting schedule. Subject to each Named Officer’s continued employment, one-fourth of the non-vested shares covered by the award become vested on each of the second and third anniversaries of the grant date, and the remaining one-half of the shares become vested on the fourth anniversary of the grant date. Prior to the time they become vested, shares of non-vested stock generally may not be transferred, sold or otherwise disposed of. Upon the termination of a Named Officer’s employment, any then-unvested shares of non-vested stock will be forfeited to the Company. The Named Officers are not entitled to any payment with respect to non-vested stock that is forfeited to the Company. The Named Officers are entitled to cash dividends on shares of non-vested stock at the same rate that the Company pays dividends on all of its common stock. However, no dividends will be paid on shares of non-vested stock that are forfeited to the Company.

Non-Equity Incentive Plan Award

Each Named Officer (other than Ms. Kasaks) is awarded an annual bonus opportunity that is directly tied to the Company’s financial performance. For fiscal 2006, in order to begin earning any portion of the profit-based bonus, the Company needed to achieve fiscal 2005’s net income results. Each Named Officer’s target bonus opportunity was set based on the Company achieving its budgeted fiscal 2006 net income results. A maximum bonus opportunity was set based on the Company achieving 125% of fiscal 2005’s net income results. The profit-based bonus to be paid was based on a linear interpolation between the threshold (fiscal 2005 net income) and the target (budgeted net income for fiscal 2006). Another linear interpolation was to be used between the target and maximum (125% of fiscal 2005 net income). In the case of Mr. Johnson, the Company’s former Chief Executive Officer, his target bonus opportunity represented 100% of his annual salary and his maximum bonus opportunity represented 200% of his annual salary. For the other Named Officers (with the exception of Ms. Kasaks), the target bonus opportunity represented 50% of each Named Officer’s annual salary and the maximum bonus opportunity represented 100% of each Named Officer’s annual salary. As a result of the Company’s current year profit performance, there were no profit-based bonuses earned for fiscal 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

The following tables present information regarding the outstanding option and stock awards held by each Named Officer as of February 3, 2007, including footnote disclosure of the vesting dates for the portions of these awards that had not vested as of that date. Note that all outstanding equity awards for Ms. Kasaks represent annual awards granted during her tenure as an independent, non-employee director, but are included herein for clarity. Ms. Kasaks has not received any equity awards during her appointment as Interim Chief Executive Officer.

	Option Awards(1)
			Equity Incentive
	Unexercised	Unexercised	Plan Awards:	Option
	Options:	Options:	Unexercised	Exercise	Option
	Exercisable	Unexercisable	Unearned Options	Price	Expiration
Name	(#)	(#)	(#)	($)	Date

Sally Frame Kasaks	45,563	0	0	9.36	05/21/08
	30,375	0	0	10.78	05/26/09
	20,250	0	0	8.20	05/29/07
	12,375	1,125(2)	0	13.79	05/21/13
	8,000	1,000(3)	0	21.30	05/19/14
	5,000	4,000(4)	0	21.49	05/18/15
	0	9,000(5)	0	22.46	05/22/13
Seth R. Johnson	0	0	0	—	—
Greg H. Weaver	0	0	0	—	—
Gerald M. Chaney	54,167	45,833(6)	0	21.37	12/02/14
	11,980	13,020(7)	0	26.46	03/01/15
	0	20,000(8)	0	20.16	06/06/13
Wendy E. Burden	20,416	49,584(9)	0	27.28	11/08/15
	0	20,000(8)	0	20.16	06/06/13
Thomas M. Kennedy	50,001	24,999(10)	0	20.49	05/10/14
	47,917	52,083(7)	0	26.46	03/01/15
	0	25,000(8)	0	20.16	06/06/13
Lou Ann Bett	17,500	22,500(11)	0	22.26	05/02/15
	0	20,000(8)	0	20.16	06/06/13

(1)	The expiration date shown above is the normal expiration date, and the latest date that the stock options/SARs (which, as indicated above, are collectively referred to as “option awards”) may be exercised. The option awards may terminate earlier in certain circumstances described below. For each Named Officer, the unexercisable option awards are also unvested and will generally terminate if the Named Officer’s employment terminates.

The exercisable option awards, and any unexercisable option awards that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Officer’s employment terminates. Unless exercised, exercisable option awards will generally terminate within three months after the date of termination of employment. However, if a Named Officer retires, or dies or becomes totally disabled while employed with the Company, exercisable option awards will generally remain exercisable for 12 months (or, in the case of incentive stock options where the termination is on account of retirement, three months) following the Named Officer’s retirement, death or disability. In addition, the option awards (whether exercisable or not) will immediately terminate if a Named Officer’s employment is terminated by the Company for cause. The option awards may become fully vested and may terminate earlier than the normal expiration date if there is a change in control of the Company as described in more detail above under “Grants of Plan-Based Awards” and below under “Potential Payments Upon Termination or Change in Control.”

(2)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through May 21, 2007.

(3)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through May 19, 2007.

(4)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through May 18, 2008.

(5)	The unvested portion of this award was scheduled to vest in three equal installments on May 22 of each of 2007, 2008 and 2009.

(6)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through December 2, 2008.

(7)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through March 1, 2009.

(8)	The unvested portion of this award was scheduled to vest as to 25% of the total award on June 6, 2007 with the remaining 75% of the award scheduled to vest in 36 substantially equal monthly increments through June 6, 2010.

(9)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through November 8, 2009.

(10)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through May 10, 2008.

(11)	The unvested portion of this award was scheduled to vest in substantially equal monthly increments through May 2, 2009.

	Stock Awards(1)
		Market	Equity Incentive	Equity Incentive
		Value of	Plan Awards:	Plan Awards:
	Shares	Shares	Unearned	Market Value of
	Not	Not	Shares Not	Unearned Shares
	Vested	Vested	Vested	Not Vested
Name	(#)(2)	($)(3)	(#)	($)

Sally Frame Kasaks	0	0	0	0
Seth R. Johnson	0	0	0	0
Greg H. Weaver	0	0	0	0
Gerald M. Chaney	0	0	0	0
Wendy E. Burden	10,000	200,200	0	0
Thomas M. Kennedy	20,000	400,400	0	0
Lou Ann Bett	20,000	400,400	0	0

(1)	The stock awards held by our Named Officers are subject to accelerated vesting in connection with a change in control of the Company as described in more detail above under “Grants of Plan-Based Awards” and below under “Potential Payments Upon Termination or Change in Control.” In addition, unvested stock awards will be forfeited if a Named Officer’s employment terminates (for any reason).

(2)	The awards in this column were scheduled to vest in four installments, with 25% of the award scheduled to vest on June 6 of each of 2008 and 2009, and the remaining 50% of the award scheduled to vest on June 6, 2010.

(3)	The market value of stock awards reported above is computed by multiplying the number of shares of stock reported above by the closing market price of our common stock on February 3, 2007 of $20.02.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2006

The following table presents information regarding the exercise of stock options by Named Officers during fiscal 2006. No stock awards granted to Named Officers became vested during fiscal 2006.

	Option Awards
	Shares	Value
	Acquired	Realized on
	on Exercise	Exercise
Name	(#)	($)(1)

Sally Frame Kasaks	20,250	248,858
Seth R. Johnson	0	0
Greg H. Weaver	152,344	1,544,354
Gerald M. Chaney	0	0
Wendy E. Burden	0	0
Thomas M. Kennedy	0	0
Lou Ann Bett	0	0

(1)	Amounts represent the market value of the securities underlying the “in-the-money” options at exercise date minus the aggregate exercise price of such options.

NONQUALIFIED DEFERRED COMPENSATION — FISCAL 2006

The following table presents information regarding the contributions, investment earnings, distributions and total value of each of the Named Officers’ deferred compensation balances in the Executive Deferred Compensation Plan during fiscal 2006.

			Aggregate	Aggregate	Aggregate
	Executive	Registrant	Investment	Withdrawals/	Balance at
	Contributions	Contributions	Earnings	Distributions	Feb. 3, 2007
Name	($)(1)	($)(1)	($)(2)	($)	($)

Sally Frame Kasaks(3)	0	0	0	0	0
Seth R. Johnson	86,472	0	18,078	(99,215)	246,421
Greg H. Weaver	0	0	66,298	(6,077,344)	0
Gerald M. Chaney	71,883	8,625	17,230	0	172,275
Wendy E. Burden	67,381	8,102	10,231	0	86,514
Thomas M. Kennedy	257,143	9,041	165,078	(76,165)	1,207,255
Lou Ann Bett	50,530	5,989	13,782	0	110,663

(1)	All amounts reported as executive and registrant contributions above are also included as compensation for each Named Officer in the appropriate columns of the “Summary Compensation Table — Fiscal 2006” above. Amounts reported as registrant contributions represent the portion of Company matching contributions that became vested to each participant during fiscal 2006, representing the Company’s legal obligation to each Named Officer under the Executive Deferred Compensation Plan.

(2)	None of the amounts reported above are considered to be at above-market rates under SEC rules and, accordingly, is not included as compensation for each Named Officer in the “Summary Compensation Table — Fiscal 2006.”

(3)	Ms. Kasaks did not participate in the Company’s Executive Deferred Compensation Plan in fiscal 2006.

Non-Qualified Deferred Compensation Plans

The Company permits the Named Officers and other key employees to elect to receive a portion of their compensation reported in the “Summary Compensation Table — Fiscal 2006” on a deferred basis under the

Company’s Executive Deferred Compensation Plan. Certain material terms of the Executive Deferred Compensation Plan are discussed below.

Under the plan, each Named Officer may elect to defer up to 90% of his or her base salary and/or up to 100% of any bonuses he or she may earn. For each year, the minimum amount that may be deferred under the plan is $2,500.

For the 2006 plan year, the Company made a matching contribution in respect of a Named Officer’s deferrals under the plan equal to 50% of the Named Officer’s salary deferred under the plan up to the first 12% of salary deferrals (i.e., a 6% maximum matching contribution). The Company contribution is made as of the last day of the calendar year. The Compensation Committee reserves the right to change the Company contribution formula for any year after 2006, but such formula will continue in effect for future years unless and until a change is made.

Named Officers are always 100% vested in their salary deferrals under the plan. Matching contributions for a particular plan year become vested at a rate of 25% for each year of vesting service thereafter completed by the Named Officer. For a particular matching contribution, a year of vesting service begins on January 1 of the year for which the contribution was made and ends on December 31 of the same year.

Upon a termination of a Named Officer’s employment (other than due to death or total disability or following early or normal retirement age), then-unvested Company contributions are forfeited back to the Company. Named Officers become fully vested in their plan balances upon a change in control of the Company or upon a termination of employment due to death or total disability or following attainment of early or normal retirement age.

A Named Officer’s deferrals under the plan (including earnings and matching contributions) are credited with investment gains and losses until the amounts are paid out. Investment gains and losses are credited to a Named Officer’s account on the last day of each month by multiplying the balance credited to each investment option selected by the Named Officer as of the first day of the month (for this purpose, amounts credited to the plan and change in investment options during the month will be deemed to have occurred on the first day of the month) by the investment return on that option for the particular month. For purposes of determining investment gains and losses, deferrals under the plan are deemed invested in the investment options selected by the Named Officer; the Company need not actually invest deferrals under the plan in the applicable investment options. Participants may change their investment options effective as of the end of any calendar month, provided that the change is submitted at least 15 days prior to the end of the month. If a participant does not elect an investment option, the default investment option is a money market fund (or such other fund selected by the plan administrator as the default fund). The following table presents the investment gain or loss (expressed as a percentage rate of return) for each of the investment options under the plan for 2006.

2006 Rate
Fund Name	of Return

MFC Global Money Market — Default Fund	3.9%
Western Asset U.S. Government Securities	3.8%
PIMCO Real Return Bond	(0.2)%
American Funds American Bond	6.0%
PIMCO Total Return	3.0%
Western Asset High Yield	9.8%
MFC Global Lifestyle Conservative	7.8%
MFC Global Lifestyle Moderate	9.8%
MFC Global Lifestyle Balanced	12.1%
PIMCO VIT All Assett	3.8%
MFC Global Lifestyle Growth	12.9%
MFC Global Lifestyle Aggressive	14.8%
Pzena Classic Value	15.4%
T. Rowe Price Equity-Income	18.4%
Capital Guardian U.S. Large Cap	10.1%
MFC Global 500 Index	14.8%

2006 Rate
Fund Name	of Return

Jennison Capital Appreciation	1.7%
Fidelity Strategic Opportunities	11.5%
Lord Abbett Mid Cap Value	11.7%
MFC Global Mid Cap Index	9.1%
Deutsche Dynamic Growth	10.4%
Wellington Mid Cap Stock	12.9%
T. Rowe Price Small Company Value	14.8%
MFC Global Small Cap Index	17.0%
Munder Capital Small Cap Opportunities	9.9%
RCM Emerging Small Company	1.8%
Franklin Templeton Global	19.7%
Franklin Templeton International Value	28.9%
State Street International Equity Index	24.8%
Franklin Templeton International Small Cap	27.0%
Wellington Natural Resources	21.6%
T. Rowe Price Science & Technology	5.0%

Amounts may generally be deferred until a specified date, retirement, death, disability, termination of employment or, subject to certain limitations, a change in control of the Company. Amounts deferred until termination of employment will generally be paid as a lump sum. However, if a Named Officer terminates employment prior to his or her early retirement age (age 50 with 10 years of service), the Named Officer may request a distribution in three substantially equal annual installments. If a Named Officer terminates employment after his or her early retirement age, the Named Officer may request a distribution in substantially equal annual installments over two to 15 years. If a Named Officer’s termination of employment is on account of the Named Officer’s death (and is not attributable to suicide within two years of commencement of participation in the plan), the Named Officer’s account balance will be increased by an amount equal to the lesser of (i) two times the aggregate salary and bonus deferred by the Named Officer under the plan (exclusive of earnings), or (ii) $3 million. Certain deferred amounts under the plan that are “grandfathered” for purposes of Section 409A of the Internal Revenue Code may be withdrawn at any time upon the election of a Named Officer, subject to a 10% early withdrawal penalty. Emergency hardship withdrawals may also be permitted under the plan in the discretion of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to certain Named Officers, other than Messrs. Johnson and Weaver, in connection with certain terminations of their employment with the Company and/or a change in control of the Company. For Messrs. Johnson and Weaver, the following section describes the benefits that have become payable to each under the agreements described below in connection with their termination of employment with the Company on October 1, 2006 and April 1, 2006, respectively.

In addition to the termination benefits described below, outstanding equity-based awards held by our Named Officers may also be subject to accelerated vesting in connection with certain changes in control of the Company under the terms of our equity incentive plans. For purposes of the narrative that follows, we have calculated the value of any option or stock award that may be accelerated in connection with a change in control of the Company to be the full value of such award (i.e., the full “spread” value for option awards and the full price per share of common stock for stock awards).

In calculating the amount of any potential payments to Named Officers, other than to Messrs. Johnson and Weaver, under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on February 3, 2007 and that the price per share of our common stock is equal to the closing price on that date. We have calculated the amounts payable to Messrs. Johnson and Weaver under these agreements using their actual termination dates and the closing price per share of our common stock on those dates.

In addition to the benefits described below, upon a Named Officer’s retirement or other termination of employment, the Named Officer may receive a payout of his or her nonqualified deferred compensation balance (and, in some cases, a death benefit) under the Company’s Executive Deferred Compensation Plan (unless the officer has elected to receive his account balance in installments). Please see the “Non-qualified Deferred Compensation — Fiscal 2006” table above and the related discussion of our Executive Deferred Compensation Plan for a description of these deferred compensation payments.

Seth R. Johnson.  The Company and Mr. Johnson are parties to an employment agreement. On September 29, 2006, the employment agreement was amended to provide for Mr. Johnson’s resignation as Chief Executive Officer and a director of the Company, effective October 1, 2006, and for certain benefits to be paid to him in connection with his resignation as described below.

Pursuant to Mr. Johnson’s employment agreement with the Company, as amended, he will continue to receive his annualized base salary of $1,040,000, payable in the Company’s normal payroll cycle through October 31, 2007. He will also be entitled to continuing medical, dental and vision benefits through October 31, 2007, the cost of which the Company estimates at approximately $9,500 on an annual basis. He will also receive a distribution from the Company’s Executive Deferred Compensation Plan in April 2007 of his remaining vested account balance under the plan, valued at approximately $246,000 as of January 31, 2007. Finally, he will continue to receive the standard employee discount privilege available to all Company employees through October 31, 2007.

Mr. Johnson’s employment agreement provides that, during the period from October 1, 2006 through October 31, 2007, he will provide reasonable cooperation to the Company and its directors and officers in the transition of his duties and related matters. The agreement also provides that, for a period of one year following his termination of employment, Mr. Johnson agrees not to influence, attempt to influence or solicit any customers, vendors, business partners or employees of the Company to divert their business to, or to work for, any entity then in competition with the Company. Mr. Johnson also agrees that, unless compelled by law, he will not at any time use or disclose the Company’s confidential information.

Greg H. Weaver.  The Company and Mr. Weaver are parties to an employment agreement. On March 29, 2006, the employment agreement was amended to provide for Mr. Weaver’s retirement from the Board, effective April 1, 2006, and for certain benefits to be paid to him in connection with his retirement as described below.

Pursuant to Mr. Weaver’s employment agreement with the Company, as amended, on April 1, 2006, Mr. Weaver received a lump sum severance payment equal to $300,000. Mr. Weaver will also be entitled to continuing medical, dental and vision benefits through April 1, 2007, the cost of which the Company estimates at approximately $3,000 on an annual basis. He also received distributions from the Company’s Executive Deferred Compensation Plan during fiscal 2006 of his vested account balance under the plan equal to $6,077,344.

Mr. Weaver’s employment agreement provides that, during the one-year period following his retirement, he will perform consulting services on a non-exclusive basis as an advisor to the Board and Chief Executive Officer. During this consulting period, Mr. Weaver may not provide consulting or employment services to any person or entity which is then in competition with the business of the Company or any of its affiliates.

Gerald M. Chaney.  The Company and Mr. Chaney are parties to a severance agreement dated November 22, 2004, and Mr. Chaney is a participant in the Executive Deferred Compensation Plan, each of which provides for certain benefits to be paid to him in connection with a termination of his employment with the Company as described below.

Severance Benefits — Termination of Employment.  In the event Mr. Chaney’s employment is terminated by the Company without “cause” (as defined in the severance agreement), he will be entitled to an amount equal to his base salary for one year. The amount will be payable, at the Company’s election, either in bi-weekly installments over the one-year period following termination (subject to mitigation by any amounts earned by Mr. Chaney from a subsequent employer during the period), or in a lump sum payment upon termination. In addition, if his employment is terminated by the Company without cause at any time during the fourth quarter of the fiscal year, he will be entitled to a pro-rata portion (based on the number of weeks of employment completed by him during the fiscal year) of the bonus he otherwise would have been paid for the year, payable in a lump sum within 90 days of the end of the fiscal year. Such bonus payment will take into consideration only the Company-performance component of the bonus opportunity and not the individual-performance component. Finally, he will also receive a distribution from the Company’s Executive Deferred Compensation Plan for his then vested account balance under the plan.

If Mr. Chaney had terminated employment with the Company on February 3, 2007 under the circumstances described in the preceding paragraph, he would have been entitled to an amount equal to $572,000, which represents his annual base salary upon termination. This amount would have been payable, at the Company’s election, either in bi-weekly installments over the one-year period following termination (subject to mitigation by any amounts earned by Mr. Chaney from a subsequent employer during the period), or in a lump sum payment upon termination. He would also have been entitled to receive approximately $172,000 from the Company’s Executive Deferred Compensation Plan, which represents his vested account balance under the plan as of February 3, 2007.

In order to receive the severance benefits described above, Mr. Chaney must agree to release the Company from all claims arising out of his employment relationship.

Severance Benefits — Termination of Employment Due to Death or Disability or in Connection With Change in Control.  If Mr. Chaney had terminated employment with the Company on February 3, 2007 on account of his death or total disability, or in connection with a change in control, he would have been entitled to accelerated vesting of his account balance under the Executive Deferred Compensation Plan, valued at approximately $217,000 as of February 3, 2007. If Mr. Chaney’s employment had terminated on account of his death, he would have been entitled to an additional death benefit under the Executive Deferred Compensation Plan equal to the lesser of (i) two times the aggregate salary and bonus amounts deferred by Mr. Chaney under the plan (exclusive of earnings), or (ii) $3 million. As of February 3, 2007, Mr. Chaney’s death benefit would have been approximately $266,000.

Accelerated Vesting in Connection with Change in Control.  If a change in control of the Company had occurred on February 3, 2007 where the Company was not the surviving corporation (or where it did not survive as a public company), Mr. Chaney would have been entitled to accelerated vesting of his then outstanding equity incentive awards under the Company’s equity incentive plans, the value of which the Company estimates at $0 as the exercise prices of all outstanding equity awards for Mr. Chaney are higher than the closing market price of the Company’s common stock at February 3, 2007.

Wendy E. Burden.  Ms. Burden is a participant in the Executive Deferred Compensation Plan, which provides for certain benefits to be paid to Ms. Burden in connection with a termination of her employment with the Company as described below.

Severance Benefits, — Termination of Employment Due to Death or Disability or in Connection With Change in Control.  If Ms. Burden had terminated employment with the Company on February 3, 2007 on account of her death or total disability, or in connection with a change in control, she would have been entitled to accelerated vesting of her account balance under the Executive Deferred Compensation Plan, valued at approximately $111,000 as of February 3, 2007. If Ms. Burden’s employment had terminated on account of her death, she would have been entitled to an additional death benefit under the Executive Deferred Compensation Plan equal to the lesser of (i) two times the aggregate salary and bonus amounts deferred by Ms. Burden under the plan (exclusive of earnings), or (ii) $3 million. As of February 3, 2007, Ms. Burden’s death benefit would have been approximately $145,000.

Accelerated Vesting in Connection with Change in Control.  If a change in control of the Company had occurred on February 3, 2007 where the Company was not the surviving corporation (or where it did not survive as a public company), Ms. Burden would have been entitled to accelerated vesting of her then outstanding equity incentive awards under the Company’s equity incentive plans, the value of which the Company estimates at $200,200 at February 3, 2007.

Thomas M. Kennedy.  Mr. Kennedy’s employment agreement, described above under “Description of Employment Agreements, Salary and Bonus Amounts,” provides for certain benefits to be paid to Mr. Kennedy in connection with a termination of his employment with the Company under the circumstances described below.

Mr. Kennedy is also a participant in the Executive Deferred Compensation Plan, which provides for certain benefits in connection with certain terminations of employment as described below.

Severance Benefits — Termination of Employment.  In the event Mr. Kennedy’s employment is terminated during the employment term either by the Company without “cause” or by Mr. Kennedy for “good reason” (as those terms are defined in the employment agreement), he will be entitled to severance pay that includes: (i) continued base salary payments for a period of twelve months; (ii) a pro-rata portion (based on the number of days of employment completed by him during the fiscal year) of the bonus he otherwise would have been paid for the year, payable in a lump sum within 75 days of the end of the fiscal year; (iii) car allowance for twelve months in the aggregate amount of $9,900; and (iv) Company-paid medical coverage, life insurance and AD&D insurance (in the same amount provided to Mr. Kennedy as of the termination date) for twelve months. Finally, he will also receive a distribution from the Company’s Executive Deferred Compensation Plan for his then vested account balance under the plan.

If Mr. Kennedy had terminated employment with the Company on February 3, 2007 under the circumstances described in the preceding paragraph, he would have been entitled to an amount equal to $600,000, which represents his annual base salary upon termination. This amount would have been payable in the Company’s normal payroll cycle over the twelve-month period following termination. The Company estimates that its cost of providing the car allowance and continued welfare plan coverage for Mr. Kennedy for one year would be approximately $16,000. He would also have been entitled to receive approximately $1,207,000 from the Company’s Executive Deferred Compensation Plan, which represents his vested account balance under the plan as of February 3, 2007.

Mr. Kennedy’s employment agreement provides that, for a period of one year following Mr. Kennedy’s termination of employment, Mr. Kennedy agrees not to influence, attempt to influence or solicit any customers, vendors, business partners or employees of the Company to divert their business to, or to work for, any entity then in competition with the Company. Mr. Kennedy also agrees that, unless compelled by law, he will not at any time use or disclose the Company’s confidential information.

Severance Benefits — Termination of Employment Due to Death or Disability or in Connection With Change in Control.  If Mr. Kennedy had terminated employment with the Company on February 3, 2007 on account of his death or total disability, or in connection with a change in control, he would have been entitled to accelerated vesting of his account balance under the Executive Deferred Compensation Plan, valued at approximately $1,321,000 as of February 3, 2007. If Mr. Kennedy’s employment had terminated on account of his death, he would have been entitled to an additional death benefit under the Executive Deferred Compensation Plan equal to the lesser of (i) two times the aggregate salary and bonus amounts deferred by Mr. Kennedy under the plan (exclusive of earnings), or (ii) $3 million. As of February 3, 2007, Mr. Kennedy’s death benefit would have been approximately $1,899,000.

Accelerated Vesting in Connection with Change in Control.  If a change in control of the Company had occurred on February 3, 2007 where the Company was not the surviving corporation (or where it did not survive as a public company), Mr. Kennedy would have been entitled to accelerated vesting of his then outstanding equity incentive awards under the Company’s equity incentive plans, the value of which the Company estimates at $400,400 at February 3, 2007.

Lou Ann Bett.  The Company and Ms. Bett are parties to a severance agreement dated February 15, 2005, and Ms. Bett is a participant in the Executive Deferred Compensation Plan, each of which provides for certain benefits to be paid to Ms. Bett in connection with a termination of her employment with the Company as described below.

Severance Benefits — Termination of Employment.  In the event Ms. Bett’s employment is terminated by the Company without “cause” (as defined in the severance agreement), she will be entitled to an amount equal to her base salary for one year. The amount will be payable, at the Company’s election, either in bi-weekly installments over the one-year period following termination (subject to mitigation by any amounts earned by Ms. Bett from a subsequent employer during the period), or in a lump sum payment upon termination. In such circumstances, the Company will extend Ms. Bett’s medical coverage for a period of one year (or, if earlier, until Ms. Bett is covered under the welfare plans of a subsequent employer), provided that she continues to make any required employee contributions. In addition, if Ms. Bett’s employment is terminated by the Company without cause at any time during the fourth quarter of the fiscal year, she will be entitled to a pro-rata portion (based on the number of weeks of employment completed by her during the fiscal year) of the bonus she otherwise would have been paid for the year, payable in a lump sum within 90 days of the end of the fiscal year. Such bonus payment will take into consideration only the Company-performance component of the bonus opportunity and not the individual-performance component. Finally, she will also receive a distribution from the Company’s Executive Deferred Compensation Plan for her then vested account balance under the plan.

If Ms. Bett had terminated employment with the Company on February 3, 2007 under the circumstances described in the preceding paragraph, she would have been entitled to an amount equal to $475,000, which represents her annual base salary upon termination. This amount would have been payable, at the Company’s election, either in bi-weekly installments over the one-year period following termination (subject to mitigation by any amounts earned by Ms. Bett from a subsequent employer during the period), or in a lump sum payment upon termination. The Company estimates that its cost of providing continued medical coverage for Ms. Bett for one year would be approximately $9,500. She would also have been entitled to receive approximately $111,000 from the Company’s Executive Deferred Compensation Plan, which represents her vested account balance under the plan as of February 3, 2007.

In order to receive the severance benefits described above, Ms. Bett must agree to release the Company from all claims arising out of her employment relationship.

Severance Benefits — Termination of Employment Due to Death or Disability or in Connection With Change in Control.  If Ms. Bett had terminated employment with the Company on February 3, 2007 on account of her death or total disability, or in connection with a change in control, she would have been entitled to accelerated vesting of her account balance under the Executive Deferred Compensation Plan, valued at approximately $141,000 as of February 3, 2007. If Ms. Bett’s employment had terminated on account of her death, she would have been entitled to an additional death benefit under the Executive Deferred Compensation Plan equal to the lesser of (i) two times the aggregate salary and bonus amounts deferred by Ms. Bett under the plan (exclusive of earnings), or (ii) $3 million. As of February 3, 2007, Ms. Bett’s death benefit would have been approximately $167,000.

Accelerated Vesting in Connection with Change in Control.  If a change in control of the Company had occurred on February 3, 2007 where the Company was not the surviving corporation (or where it did not survive as a public company), Ms. Bett would have been entitled to accelerated vesting of her then outstanding equity incentive awards under the Company’s equity incentive plans, the value of which the Company estimates at $400,400 at February 3, 2007.

CORPORATE GOVERNANCE

The Company’s Board of Directors and management are committed to good corporate governance to ensure that the Company is managed for the long-term benefit of its shareholders. The Board of Directors and management review the Company’s corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission, and the listing standards of the NASDAQ. The Company maintains numerous good governance practices and policies, including:

•	A majority of the members of the Company’s Board of Directors are independent;

•	The charter for each committee of the Board of Directors is reviewed and, if warranted, amended on at least an annual basis;

•	All members of the Audit, Compensation, and Nominating and Governance Committees meet the appropriate tests for independence; and

•	The Company has a Code of Ethical Standards, Business Practices and Conduct (the “Ethics Code”) that applies to all officers and employees.

The Ethics Code is designed to deter wrongdoing and to promote, among other things, (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosures, and (iii) compliance with applicable governmental laws, rules and regulations. The Ethics Code is available on the Company’s website at

www.pacsun.com. If the Company makes any substantive amendments to the Ethics Code or grants any waiver, including any implicit waiver, from a provision of the Ethics Code to its Chief Executive Officer, Chief Financial Officer, or Vice President, Controller, it will disclose the nature of such amendment or waiver on its website.

RELATED PARTY TRANSACTIONS POLICY

The Company’s Board of Directors has adopted a written Related Party Transactions Policy (the “Policy”), a copy of which is available on the Company’s website at www.pacsun.com. The purpose of the Policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, (ii) the aggregate amount involved exceeds $10,000 and (iii) a related person has or will have a direct or indirect material interest. For purposes of the Policy, a related person is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of the Company’s common stock, (c) any immediate family member of any of the foregoing persons or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the related persons, in the aggregate, have a 10% or greater beneficial ownership interest.

Pursuant to the Policy, the Chief Financial Officer shall create a master list of related persons and identify any related party transaction. Once a related party transaction has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee is to consider all relevant facts and circumstances of the related party transaction available to the Audit Committee. The Audit Committee may approve only those related party transactions that are just and reasonable to the Company, as the Audit Committee determines in good faith.

No member of the Audit Committee will participate in any consideration of a related party transaction with respect to which that member or any of his or her immediate family is a related person.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may communicate with the Company’s Board of Directors care of the Corporate Secretary, Pacific Sunwear of California, Inc., 3450 East Miraloma Avenue, Anaheim, California 92806. All mail received will be opened and screened for security purposes. All communications that relate to matters that are within the scope of the responsibilities of the Board, other than solicitations, junk mail and obviously frivolous or inappropriate communications will be forwarded. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as consumer complaints, will be forwarded to the appropriate executive. Any items not forwarded pursuant to this policy will be made available to any director who requests them. Mail addressed to a particular director or Board committee will be forwarded or delivered to that director or committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board or Lead Director, as appropriate. To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may place an anonymous, confidential, toll-free call in the United States to our Corporate Governance Hotline at (800) 850-9537. This hotline is accessible 24 hours a day, 7 days a week, 365 days a year.

OTHER MATTERS

Management does not know of any other matters to be presented at the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment.

The Company’s Annual Report on Form 10-K for the year ended February 3, 2007, as filed with the Securities and Exchange Commission, is available free of charge on the Company’s website at www.pacsun.com and, upon request, a copy will be furnished by the Company to any shareholder free of charge. Any shareholder desiring a copy should write to the Company at the address set forth on the cover page of the proxy statement, attention: Gerald M. Chaney, Senior Vice President, Chief Financial Officer and Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

Gerald M. Chaney
Senior Vice President, Chief Financial Officer
and Secretary

Anaheim, California
April 13, 2007

APPENDIX A

PACIFIC SUNWEAR OF CALIFORNIA, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Effective as of January 23, 2007)

The following constitute the provisions of the Pacific Sunwear of California, Inc. Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”). The Plan was first adopted by the Board of Directors (the “Board”) of Pacific Sunwear of California, Inc., a California corporation (and its successors, the “Corporation”), on November 19, 1997. The Plan was approved by the Corporation’s shareholders on May 21, 1998. This amendment to and restatement of the Plan is effective as of January 23, 2007.

1.	PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Corporation.

2.	DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

“Account” means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

“Board” has the meaning set forth in the preamble.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

“Compensation” means an Eligible Employee’s regular earnings, overtime pay, sick pay, shift differential, shift premium, vacation pay, incentive compensation, commissions and bonuses. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, performance awards, auto allowances, tuition reimbursement and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Corporation or any Subsidiary (including, without limitation, the Corporation’s Executive Deferred Compensation Plan).

“Contributions” means the bookkeeping amounts credited to the Account of a Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant has elected to contribute for the purchase of Common Stock under and in accordance with this Plan.

“Corporation” has the meaning set forth in the preamble.

“Effective Date” means January 1, 1998, the original effective date of this Plan. This amendment and restatement of the Plan is effective as of January 23, 2007.

“Eligible Employee” means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary.” Notwithstanding the foregoing, “Eligible Employee” shall not include any employee:

(a) who has not completed at least three (3) months of continuous employment with the Corporation or a Subsidiary; or

(b) whose customary employment is for not more than five months in a calendar year; or

(c) who is (i) a highly compensated employee (within the meaning of Section 414(q) of the Code) and (ii) an officer of the Corporation or a Subsidiary, and who the Committee determines, in its sole discretion, will not be eligible to participate in this Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.

“Fair Market Value” on any date means:

(a) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on the Composite Tape, as published in The Wall Street Journal, or reported by such other source as the Committee deems reliable, of the principal national securities exchange on which such stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock as quoted on such Composite Tape and as published in The Wall Street Journal or reported by such other source as the Committee deems reliable on the next preceding date on which there was trading in the shares of Common Stock;

(b) if the Common Stock is not listed or admitted to trade on a national securities exchange, but is traded on the Nasdaq Global Market or the Nasdaq SmallCap Market or through a similar market, the closing sales price for a share of Common Stock (or the closing bid for a share of Common Stock if no sales of Common Stock were reported on the relevant date) as quoted on such exchange or market with the greatest volume of trading in the Common Stock on the relevant date) on such date or, if such date is not a market trading date, on the last market trading day prior to such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) in the absence of market or exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.

“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.

“Individual Limit” has the meaning given to such term in Section 4(b).

“Offering Period” means the six (6) consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period; provided further that the Grant Date for an Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.

“Option” means the stock option to acquire shares of Common Stock granted to a Participant pursuant to Section 8.

“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).

“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

“Participating Subsidiary” shall have the meaning given to such term in Section 19(e).

“Plan” has the meaning set forth in the preamble.

“Subscription Agreement” means the written agreement filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.

“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.  ELIGIBILITY

Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.

4.  STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a) Aggregate Share Limit.  Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan is 1,107,500 shares, subject to adjustments pursuant to Section 17.

(b) Individual Share Limit.  With respect to Offering Periods commencing on or after July 1, 2007, the maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is [1,500], subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without shareholder approval.

(c) Shares Not Actually Delivered.  Shares that are subject to or underlie Options, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

5.  OFFERING PERIODS

During the term of this Plan, the Corporation will grant Options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of the Offering Period, an Offering Period that commences on or about July 1 will end the following December 31 and an Offering Period that commences on or about January 1 will end the following June 30. Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period. The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no shares of Common Stock remain available for Options pursuant to Section 4.

6.  PARTICIPATION

(a) Enrollment.  An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be signed by the Eligible Employee and be filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

(b) Contribution Limits.  Notwithstanding the foregoing, a Participant may not elect to contribute less than one percent (1%) nor more than ten percent (10%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of his or her Compensation during any one pay period as Plan Contributions. The Committee also may prescribe other limits, rules or procedures for Contributions.

(c) Content and Duration of Subscription Agreements.  Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Corporation’s withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be executed and filed with the Corporation.

7.  METHOD OF PAYMENT OF CONTRIBUTIONS

(a) Participation Accounts.  The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b) Payroll Deductions.  Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last date of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in Section 7(d) or until his or her participation terminates pursuant to Section 11.

(c) Changes in Contribution Elections.  A Participant may discontinue, increase, or decrease the level of his or her Contributions (within the Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Offering Period that commences after the Corporation’s receipt of such election. Except as contemplated by Section 7(d), changes in Contribution levels may not take effect during an Offering Period. Other modifications or suspensions of Subscription Agreements are not permitted.

(d) Withdrawal During an Offering Period.  A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(d) with respect to an Offering Period shall only be effective, however, if it is received by the Corporation prior to the Exercise Date of that Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). Partial withdrawals of Accounts are not permitted.

(e) Leaves of Absence.  During leaves of absence approved by the Corporation or a Participating Subsidiary and meeting the requirements of Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his normal paydays equal to the reduction in his Plan Contributions caused by his leave.

8.  GRANT OF OPTION

(a) Grant Date; Number of Shares.  On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of shares of Common Stock. The Option shall be exercised on the Exercise Date. The number of shares of Common Stock subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price, subject to the limits of Section 8(c).

(b) Option Price.  The Committee shall establish the method for determining the Option Price per share of the shares subject to an Option for an Offering Period prior to the start of that Offering Period in accordance with this Section 8(b). The Committee may provide prior to the start of an Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period, or (2) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period. Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a share of Common Stock.

(c) Limits on Share Purchases.  Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in the effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:

(1) it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or

(2) such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.  EXERCISE OF OPTION

(a) Purchase of Shares.  Unless a Participant withdraws pursuant to Section 7(d) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.

(b) Account Balance Remaining After Purchase.  If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (1) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.  DELIVERY OF SHARES

As soon as administratively practicable after the Exercise Date, the Corporation shall, in its discretion, either deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her Option, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Corporation cannot issue or deliver shares of Common Stock and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such shares.

11.  TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a) General.  Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, quit, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from the Plan pursuant to Section 7(d), at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

(b) Change in Eligible Status; Leave.  If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Corporation or a Subsidiary through the Exercise Date (for example, and without limitation, due to a change in the Participant’s employer from the Corporation or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain the Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Corporation or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Corporation or a Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with the first paragraph of this Section 11(a)).

(c) Re-Enrollment.  A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(d) Change in Subsidiary Status.  For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Corporation or another Subsidiary.

12.	ADMINISTRATION

(a) The Committee.  The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the

Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b) Powers and Duties of the Committee.  Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes.

(c) Decisions of the Committee are Binding.  Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(d) Indemnification.  Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(e) Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

(f) Delegation.  The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or a Subsidiary.

13.	DESIGNATION OF BENEFICIARY

If the Committee permits beneficiary designations with respect to this Plan, then each Participant may file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any shares or cash from or with respect to such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Committee or its delegate) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan. Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate).

If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death (or in the event the Committee does not permit beneficiary designations under this Plan), the Corporation shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

If a Participant’s death occurs before the end of an Offering Period or subsequent to the end of an Offering Period but prior to the delivery to him or her or for his or her benefit of any shares deliverable under the terms of this Plan, and the Corporation has notice of the Participant’s death, then any shares purchased for that Offering Period and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person entitled to such payment pursuant to this Section 13). If the Committee permits beneficiary designations with respect to this Plan, any such designation shall have no effect with respect to shares purchased and actually delivered (or credited, as the case may be) to or for the benefit of the Participant.

14.	TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.

15.	USE OF FUNDS; INTEREST

All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation and, except for any shares that may be reserved on the books of the Corporation for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.	REPORTS

Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.	ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding

Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution or liquidation of the Corporation, or any other event described in Section 17 that the Corporation does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.	TERM OF PLAN; AMENDMENT OR TERMINATION

(a) Effective Date; Termination.  Subject to Section 19(b), this Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after January 1, 2017 and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19. In the event that all of the shares of Common Stock made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants’ Account balances.

(b) Board Amendment Authority.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Shareholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

(c) Certain Additional Committee Authority.  Notwithstanding the amendment provisions of Section 19(d) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date shareholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements set forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not require shareholder approval.

20.	NOTICES

All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.	CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.	PLAN CONSTRUCTION

(a) Section 16.  It is the intent of the Corporation that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.

(b) Section 423.  This Plan and Options are intended to qualify under Section 423 of the Code. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

(c) Interpretation.  If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.	EMPLOYEES’ RIGHTS

(a) No Employment Rights.  Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b) No Rights to Assets of the Company.  No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or any Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation.

(c) No Shareholder Rights.  A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

24.	MISCELLANEOUS

(a) Governing Law.  This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of California.

(b) Severability.  If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c) Captions and Headings.  Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(d) No Effect on Other Plans or Corporate Authority.  The adoption of this Plan shall not affect any other Corporation or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Corporation or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

25.	TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Corporation may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Corporation reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).

Should the Corporation for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Corporation or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Corporation or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event.

26.	NOTICE OF SALE

Any person who has acquired shares under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such shares were acquired.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Plan on this 23rd day of January, 2007.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

By:

Its:

PACIFIC SUNWEAR OF CALIFORNIA, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2007
The undersigned, a shareholder of PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended February 3, 2007; and, revoking any proxy previously given, hereby constitutes and appoints Sally Frame Kasaks and Gerald M. Chaney, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the principal executive offices of the Company located at 3450 E. Miraloma Avenue, Anaheim, California 92806 on Wednesday, May 23, 2007 at 9:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

The Board of Directors recommends a vote FOR all of the nominees and FOR proposals 2 and 3.

1.	Election of Class I directors Pearson C. Cummin III, Michael Goldstein, Julius Jensen III, Michael Weiss

For all nominees Withhold authority to vote for all nominees
(Authority to vote for any nominee named may be withheld by lining through that nominee’s name.)

2.	Approval of the amended and restated Pacific Sunwear Employee Stock Purchase Plan.

	FOR	AGAINST	ABSTAIN

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2008.

	FOR	AGAINST	ABSTAIN

4.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES AND “FOR” PROPOSALS 2 AND 3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES WILL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Dated	,	2007

Dated	,	2007

Signature of Shareholder

Signature of Shareholder
This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title, as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.